                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported): November 12, 1997

                         COMMISSION FILE NUMBER: 1-12154

                            USA WASTE SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                             73-1309529
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             1001 FANNIN, SUITE 4000
                              HOUSTON, TEXAS 77002
                    (Address of principal executive offices)

                                 (713) 512-6200
              (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Supplemental Consolidated Financial Statements

         The supplemental consolidated financial statements and supplemental interim condensed consolidated financial statements of USA Waste Services, Inc. and subsidiaries (the "Company") listed below have been prepared to give retroactive effect to the merger with United Waste Systems, Inc. ("United") which has been accounted for by the pooling of interests method as described in Notes 1 and 2 to the supplemental consolidated financial statements. The supplemental consolidated balance sheets are as of December 31, 1996 and 1995, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows are for each of the three years in the period ended December 31, 1996. The supplemental interim condensed consolidated balance sheets are as of June 30, 1997 and December 31, 1996, the related supplemental interim condensed consolidated statements of operations are for the three and six months ended June 30, 1997 and 1996, the related supplemental interim condensed consolidated statement of stockholders' equity is for the six months ended June 30, 1997, and the related supplemental interim condensed consolidated statements of cash flows are for the six months ended June 30, 1997 and 1996. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in historical financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

         (b) Exhibits

         23.1 Consent of Independent Accountants

                                    INDEX TO
                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               Page
                                                                                                               ----
(1)   Supplemental Consolidated Financial Statements:

      Report of Independent Accountants...........................................................................4

      Supplemental Consolidated Balance Sheets as of
          December 31, 1996 and 1995..............................................................................5

      Supplemental Consolidated Statements of Operations for the
          Years Ended December 31, 1996, 1995, and 1994...........................................................6

      Supplemental Consolidated Statements of Stockholders' Equity for the
          Years Ended December 31, 1996, 1995, and 1994...........................................................7

      Supplemental Consolidated Statements of Cash Flows for the
          Years Ended December 31, 1996, 1995, and 1994...........................................................9

      Notes to Supplemental Consolidated Financial Statements....................................................11

(2)   Supplemental Interim Condensed Consolidated Financial Statements:

      Supplemental Interim Condensed Consolidated Balance Sheets (unaudited)
          as of June 30, 1997 and December 31, 1996..............................................................37

      Supplemental Interim Condensed Consolidated Statements of Operations
          (unaudited) for the Three and Six Months Ended June 30, 1997 and 1996..................................38

      Supplemental Interim Condensed Consolidated Statement of Stockholders' Equity
          (unaudited) for the Six Months Ended June 30, 1997.....................................................39

      Supplemental Interim Condensed Consolidated Statements of Cash Flows
          (unaudited) for the Six Months Ended June 30, 1997 and 1996............................................40

      Notes to Supplemental Interim Condensed Consolidated Financial
          Statements (unaudited).................................................................................41

                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Stockholders of USA Waste Services, Inc.:

We have audited the accompanying supplemental consolidated balance sheets of USA Waste Services, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental financial statements give retroactive effect to the merger of USA Waste Services, Inc. and United Waste Systems, Inc. on August 26, 1997, which has been accounted for as a pooling of interests described in Notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical financial statements of USA Waste Services, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Waste Services, Inc. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination




                                                        Coopers & Lybrand L.L.P.

Houston, Texas
October 31, 1997

                            USA WASTE SERVICES, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)


                                                                                         December 31,
                                                                                  --------------------------
                                                                                     1996           1995
                                                                                  -----------    -----------
ASSETS
Current assets:
    Cash and cash equivalents                                                     $    26,079    $    27,780
    Accounts receivable, net of allowance for doubtful accounts of $17,502
      and $9,979, respectively                                                        265,002        174,769
    Notes and other receivables                                                        38,495         19,210
    Deferred income taxes                                                              48,561         23,191
    Prepaid expenses and other                                                         49,365         40,629
                                                                                  -----------    -----------
        Total current assets                                                          427,502        285,579

Notes and other receivables                                                            49,059         19,907
Property and equipment, net                                                         2,198,231      1,608,577
Excess of cost over net assets of acquired businesses, net                            715,910        373,358
Other intangible assets, net                                                           88,341         60,586
Other assets                                                                          152,504        107,095
                                                                                  -----------    -----------
        Total assets                                                              $ 3,631,547    $ 2,455,102
                                                                                  ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                              $   118,823    $    82,469
    Accrued liabilities                                                               206,591         97,265
    Deferred revenues                                                                  35,640         19,167
    Current maturities of long-term debt                                               34,606         60,544
                                                                                  -----------    -----------
        Total current liabilities                                                     395,660        259,445

Long-term debt, less current maturities                                             1,470,282        848,506
Deferred income taxes                                                                  45,421         14,862
Closure, post-closure, and other liabilities                                          246,194        182,404
                                                                                  -----------    -----------
        Total liabilities                                                           2,157,557      1,305,217
                                                                                  -----------    -----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $1.00 par value; 10,000,000 shares authorized; none issued            --             --
    Common stock, $.01 par value; 500,000,000 shares authorized; 181,630,519
      and 142,916,238 shares issued, respectively                                       1,816          1,429
    Additional paid-in capital                                                      1,504,449      1,241,669
    Accumulated deficit                                                               (15,948)       (76,617)
    Foreign currency translation adjustment                                           (15,843)       (14,777)
    Less treasury stock at cost, 23,485 and 138,810 shares, respectively                 (484)        (1,819)
                                                                                  -----------    -----------
        Total stockholders' equity                                                  1,473,990      1,149,885
                                                                                  -----------    -----------
        Total liabilities and stockholders' equity                                $ 3,631,547    $ 2,455,102
                                                                                  ===========    ===========

             The accompanying notes are an integral part of these
               supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        Years Ended December 31,
                                                -----------------------------------------
                                                   1996           1995           1994
                                                -----------    -----------    -----------
Operating revenues                              $ 1,649,131    $ 1,216,082    $ 1,043,687
                                                -----------    -----------    -----------

Costs and expenses:
  Operating (exclusive of depreciation and
     amortization shown below)                      881,401        672,117        596,868
  General and administrative                        200,101        169,686        159,097
  Depreciation and amortization                     191,044        143,878        127,108
  Merger costs                                      126,626         26,539          3,782
  Unusual items                                      63,800          4,733          8,863
                                                -----------    -----------    -----------
                                                  1,462,972      1,016,953        895,718
                                                -----------    -----------    -----------
Income from operations                              186,159        199,129        147,969
                                                -----------    -----------    -----------

Other income (expense):
  Shareholder litigation settlement and other
     litigation related costs                            --             --        (79,400)
  Interest expense:
     Nonrecurring interest                               --        (10,994)        (1,254)
     Other                                          (60,497)       (58,619)       (54,102)
  Interest income                                     6,699          6,682          5,085
  Other income, net                                   6,376          4,891          2,629
                                                -----------    -----------    -----------
                                                    (47,422)       (58,040)      (127,042)
                                                -----------    -----------    -----------
Income before income taxes                          138,737        141,089         20,927
Provision for income taxes                           70,398         60,313          8,959
                                                -----------    -----------    -----------
Net income                                           68,339         80,776         11,968
Preferred dividends                                      --            373          1,840
                                                -----------    -----------    -----------
Income available to common stockholders         $    68,339    $    80,403    $    10,128
                                                ===========    ===========    ===========


Primary earnings per common share               $      0.37    $      0.54    $      0.08
                                                ===========    ===========    ===========

Fully diluted earnings per common share         $      0.37    $      0.54    $      0.08
                                                ===========    ===========    ===========

Primary weighted average number of common
     and common equivalent shares outstanding       182,680        150,575        131,454
                                                ===========    ===========    ===========

Fully diluted weighted average number of
    common and common equivalent shares
    outstanding                                     183,310        150,846        131,454
                                                ===========    ===========    ===========

             The accompanying notes are an integral part of these
               supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                                            Foreign
                                                                               Additional                   Currency
                                                      Preferred    Common       Paid-in      Accumulated   Translation   Treasury
                                                        Stock      Stock        Capital        Deficit      Adjustment     Stock
                                                       -------    --------    -----------    -----------    ---------    --------
Balance, January 1, 1994                               $    16    $  1,089    $   772,021    $  (146,796)   $      --    $ (2,858)

   Common stock options exercised                           --          11          8,985             --           --          --
   Common stock warrants exercised                          --           3          1,953             --           --          --
   Common stock issued to qualified defined
      contribution plan                                     --           8          5,277             --           --          --
   Common stock issued in acquisitions                      --          33         43,073             --           --          --
   Common stock issued from treasury upon
     exercise of stock options                              --          --           (597)            --           --         897
   Common stock issued for preferred stock dividends        --           1          1,390           (565)          --          --
   Conversion of preferred stock into common stock         (15)         26             (9)            --           --          --
   Adjustment for contingent consideration under
     guaranteed value commitments                           --          --          3,703             --           --          --
   Foreign currency translation adjustment                  --          --             --             --       (7,354)         --
   Transactions of pooled companies                         --          --             --         (3,415)          --          --
   Preferred stock dividends                                --          --             --         (1,275)          --          --
   Other                                                    --           2          1,033             --           --          --
   Net income                                               --          --             --         11,968           --          --
                                                       -------    --------    -----------    -----------    ---------    --------

Balance, December 31, 1994                                   1       1,173        836,829       (140,083)      (7,354)     (1,961)

   Common stock options exercised                           --           9          7,697             --           --          --
   Common stock warrants exercised                          --           9          6,958             --           --          --
   Common stock issued to qualified defined
     contribution plan                                      --           4          3,529             --           --          --
   Common stock issued in acquisitions and
     development projects                                   --          97        159,661             --           --          --
   Common stock issued from treasury upon
     exercise of stock options                              --          --            (89)            --           --         142
   Common stock issued for conversion of
     subordinated debentures                                --          38         49,363             --           --          --
   Common stock issued in public offerings                  --          99        180,513             --           --          --
   Conversion of preferred stock into common stock          (1)         10             (8)            --           --          --
   Elimination of investment in Western common
      stock                                                 --         (10)       (11,358)            --           --          --
   Change in Western fiscal year                            --          --             --         (8,865)          --          --
   Adjustment for contingent consideration under
     guaranteed value commitments                           --          --          5,340             --           --          --
   Foreign currency translation adjustment                  --          --             --             --       (7,423)         --
   Transactions of pooled companies                         --          --          2,660         (8,072)          --          --
   Preferred stock dividends                                --          --             --           (373)          --          --
   Other                                                    --          --            574             --           --          --
   Net income                                               --          --             --         80,776           --          --
                                                       -------    --------    -----------    -----------    ---------    --------

Balance, December 31, 1995                                  --       1,429      1,241,669        (76,617)     (14,777)     (1,819)
                                                       -------    --------    -----------    -----------    ---------    --------

                                                                       Continued

                            USA WASTE SERVICES, INC.
     SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY, CONTINUED
                                 (IN THOUSANDS)

                                                                                                        Foreign
                                                                          Additional                    Currency
                                                  Preferred    Common      Paid-in      Accumulated    Translation    Treasury
                                                    Stock      Stock       Capital        Deficit      Adjustment       Stock
                                                    -----   -----------   ----------    -----------    ----------    -----------
    Common stock options exercised                  $  --   $        47   $   62,199    $        --    $       --    $        --
    Common stock warrants exercised                    --             5        6,465             --            --             --
    Common stock issued to qualified defined
      contribution plan                                --             3          473             --            --             --
    Common stock issued in purchase
      acquisitions and development projects            --            47      122,088             --            --             --
    Common stock issued for acquisitions
      accounted for as poolings of interests           --            42        6,302             --            --             --
    Common stock returned for acquisition
      settlement                                       --            --           --             --            --           (751)
    Common stock issued for investment in company      --             4        1,588             --            --             --
    Common stock issued from treasury upon
      exercise of stock options                        --            --         (481)            --            --          1,698
    Common stock issued from treasury upon
      exercise of stock warrants                       --            --         (119)            --            --            388
    Common stock issued for conversion of
      subordinated debentures                          --            35       59,590             --            --             --
    Restricted common stock, net of forfeitures        --            --        2,204             --            --             --
    Foreign currency translation adjustment            --            --           --             --        (1,066)            --
    Transactions of pooled companies                   --             8        1,558         (7,670)           --             --
    United two-for-one stock split                     --           196         (196)            --            --             --
    Other                                              --            --        1,109             --            --             --
    Net income                                         --            --           --         68,339            --             --
                                                    -----   -----------   ----------    -----------    ----------    -----------

Balance, December 31, 1996                          $  --   $     1,816   $1,504,449    $   (15,948)   $  (15,843)   $      (484)
                                                    =====   ===========   ==========    ===========    ==========    ===========


             The accompanying notes are an integral part of these
               supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    Years Ended December 31,
                                                                               -----------------------------------
                                                                                  1996         1995         1994
                                                                               ---------    ---------    ---------
Cash flows from operating activities:
     Net income                                                                $  68,339    $  80,776    $  11,968
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                            191,044      143,878      127,108
        Deferred income taxes                                                     12,960       16,217      (24,217)
        Net gain on disposal of property and equipment                            (6,040)      (1,434)      (1,198)
        Effect of nonrecurring charges                                            61,144           --           --
        Change in assets and liabilities, net of effects of acquisitions and divestitures:
            Accounts receivable and other receivables                            (81,704)     (14,279)     (25,651)
            Prepaid expenses and other                                            (5,388)      (2,199)      (1,090)
            Other assets                                                          10,311       (7,406)      (6,152)
            Accounts payable and accrued liabilities                              63,149      (11,643)      13,470
            Accrued shareholder litigation settlement                                 --      (85,300)      85,300
            Deferred revenues and other liabilities                              (29,283)      11,855        8,895
            Other, net                                                            (1,181)      (1,773)          26
                                                                               ---------    ---------    ---------
Net cash provided by operating activities                                        283,351      128,692      188,459
                                                                               ---------    ---------    ---------
Cash flows from investing activities:
        Acquisitions of businesses, net of cash acquired                        (403,672)    (268,687)    (209,541)
        Capital expenditures                                                    (443,247)    (252,648)     (76,380)
        Loans and advances to others                                             (18,399)     (19,660)      (7,504)
        Collection of loans and advances to others                                15,010        4,880        1,785
        Change in restricted funds                                               (30,002)        (566)      11,167
        Proceeds from sale of property and equipment                              80,294        9,981       20,145
        Proceeds from sale of investments                                             --        1,200        1,200
        Other                                                                         --         (612)        (590)
                                                                               ---------    ---------    ---------
Net cash used in investing activities                                           (800,016)    (526,112)    (259,718)
                                                                               ---------    ---------    ---------

                                                                       Continued

                            USA WASTE SERVICES, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
                                 (IN THOUSANDS)


                                                                          Years Ended December 31,
                                                                   -----------------------------------------
                                                                      1996           1995           1994
                                                                   -----------    -----------    -----------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                      $ 1,483,573    $   778,721    $   189,901
     Principal payments on long-term debt                           (1,015,277)      (642,313)      (164,861)
     Net proceeds from issuance of common stock                             --        251,999         22,521
     Proceeds from exercise of common stock options                     46,787          6,844          4,984
     Proceeds from exercise of common stock warrants                     6,731          6,967          1,956
     Elimination of investment in Western                                   --        (12,569)            --
     Preferred stock dividends                                              --           (373)        (1,275)
     Other                                                              (6,965)        (6,465)        (6,981)
                                                                   -----------    -----------    -----------
Net cash provided by financing activities                              514,849        382,811         46,245
                                                                   -----------    -----------    -----------
Effect of exchange rate changes on cash and cash equivalents               115           (178)           (84)
                                                                   -----------    -----------    -----------
Decrease in cash and cash equivalents                                   (1,701)       (14,787)       (25,098)
Cash and cash equivalents at beginning of year                          27,780         42,567         67,665
                                                                   -----------    -----------    -----------
Cash and cash equivalents at end of year                           $    26,079    $    27,780    $    42,567
                                                                   ===========    ===========    ===========

Supplemental cash flow information: Cash paid during the year for:
          Interest                                                 $    75,551    $    67,543    $    54,000
          Income taxes                                                  33,019         51,573         29,720
     Non-cash investing and financing activities:
          Acquisitions of property and equipment through
             capital leases                                        $        --    $     8,378    $     6,975
          Note receivable from sale of property and equipment           27,800             --             --
          Conversion of subordinated debentures to common stock         60,000         51,661             --
          Issuance of common stock for preferred stock dividends            --         10,378         10,786
          Acquisitions of businesses and development projects:
             Liabilities incurred or assumed                           355,767        101,111         20,849
             Common stock issued                                       128,479         84,576         27,825

             The accompanying notes are an integral part of these
               supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business -- USA Waste Services, Inc. and subsidiaries (the "Company") is engaged in the nonhazardous solid waste management business and provides solid waste management services, consisting of collection, transfer, disposal, recycling, and other miscellaneous services to commercial, industrial, municipal and residential customers in various locations throughout the United States, Canada, Puerto Rico, and Mexico.

Basis of presentation -- The supplemental consolidated financial statements of the Company have been prepared to give retroactive effect to the merger with United Waste Systems, Inc. ("United") on August 26, 1997. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in historical financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

Principles of consolidation -- The accompanying supplemental consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries after elimination of all material intercompany balances and transactions. Investments in affiliated companies in which the Company owns 50% or less are accounted for under the equity method or cost method of accounting, as appropriate.

Use of estimates -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents -- Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper purchased with original maturities of three months or less.

Restricted funds held by trustees -- Restricted funds held by trustees of $61,098,000 and $40,082,000 at December 31, 1996 and 1995, respectively, are included in other assets and consist principally of funds deposited in connection with landfill closure and post-closure obligations, insurance escrow deposits, and amounts held for landfill construction arising from industrial revenue financings. Amounts are principally invested in fixed income securities of federal, state, and local governmental entities and financial institutions. The Company considers its landfill closure, post-closure, and construction escrow investments to be held to maturity. At December 31, 1996, the aggregate fair value of these investments approximates their amortized costs and substantially all of these investments mature within one year. The Company's insurance escrow funds are invested in pooled investment accounts that hold debt and equity securities and are considered to be available for sale. The market value of those pooled accounts approximates their aggregate cost at December 31, 1996.

Concentrations of credit risk -- Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash investments and accounts receivable. The Company places its cash investments with high quality financial institutions and limits the amount of credit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. No single group or customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company performs in-depth credit evaluations for commercial and industrial customers and performs ongoing credit evaluations of its customers' financial condition but generally does not require collateral to support accounts receivable. The Company maintains an allowance for doubtful accounts for potential credit losses.

Interest rate swap agreements -- The Company uses interest rate swap agreements to minimize the impact of interest rate fluctuations on floating interest rate long-term borrowings. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense.

Property and equipment -- Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in results of operations. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives are five to thirty-five years for buildings and improvements, three to twelve years for vehicles and machinery and equipment, three to twelve years for containers, and three to ten years for furniture and fixtures.

Disposal sites are stated at cost and amortized ratably using the units-of-production method over the estimated usable life of the site as airspace is consumed. Disposal site costs include expenditures for the acquisition of land and related airspace, engineering and permitting costs, direct site improvement costs, and capitalized interest. During the years ended December 31, 1996, 1995, and 1994, interest costs were $81,686,000, $83,421,000, and $65,907,000, respectively, of which $21,189,000, $13,808,000, and
$10,551,000 were capitalized, respectively, with respect to landfills and facilities under construction.

Business Combinations -- The Company assesses each acquisition to determine whether the pooling of interests or the purchase method of accounting is appropriate. For those acquisitions accounted for under the pooling of interests method, the financial statements of the acquired company are combined with those of the Company at their historical amounts, and, if material, all periods presented are restated as if the combination occurred on the first day of the earliest year presented. For those acquisitions accounted for using the purchase method of accounting, the Company allocates the cost of the acquired business to the assets acquired and the liabilities assumed based on estimates of fair values thereof. These estimates are revised during the allocation period as necessary when information regarding contingencies becomes available to define and quantify assets acquired and liabilities assumed. The allocation period varies for each acquisition, however, does not exceed one year. To the extent contingencies such as preacquisition environmental matters, litigation and related legal fees, and preacquisition tax matters are resolved or settled during the allocation period, such items are included in the revised allocation of the purchase price. After the allocation period, the effect of changes in such contingencies is included in results of operations in the periods in which the adjustments are determined. Management of the Company does not believe potential deviations between its fair value estimates and actual fair values to be material.

In certain business combinations, the Company will agree to pay additional amounts to sellers contingent upon achievement by the acquired businesses of certain negotiated goals, such as targeted revenue levels, targeted disposal volumes, or the issuance of permits for expanded landfill airspace. Contingent payments, when incurred, are recorded as purchase price adjustments or compensation expense, as appropriate, based on the nature of each contingent payment. Contingent payments recorded as purchase price adjustments are amortized over the remaining useful life of the related assets.

Excess of cost over net assets of acquired businesses -- The excess of cost over net assets of acquired businesses is amortized on a straight-line basis over 40 years commencing on the dates of the respective acquisitions. Accumulated amortization was $38,894,000 and $25,331,000 at December 31, 1996 and 1995,
respectively.

Other intangible assets -- Other intangible assets consist primarily of customer lists, covenants not to compete, licenses, permits, and contracts. Other intangible assets are recorded at cost and amortized on a straight-line basis. Customer lists are amortized over five to seven years. Covenants not to compete are amortized over the term of the agreement, which is generally three to five years. Licenses, permits, and contracts are amortized over the definitive terms of the related agreements or 40 years, whichever is shorter. Accumulated amortization was $69,824,000 and $58,788,000 at December 31, 1996 and 1995,
respectively.

Long-lived assets -- Long-lived assets consist primarily of excess of cost over net assets of acquired businesses and disposal sites. The recoverability of long-lived assets is evaluated at the operating unit level by an analysis of operating results and consideration of other significant events or changes in the business environment. If an operating unit has current operating losses and based upon projections there is a likelihood that such operating losses will continue, the Company will evaluate whether impairment exists on the basis of undiscounted expected future cash flows from operations before interest for the remaining amortization period. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value.

Closure, post-closure, and other liabilities -- The Company has material financial commitments for the costs associated with its future obligations for final closure and post-closure of landfills it operates or for which it is otherwise responsible. While the precise amount of these future costs cannot be determined with certainty, the Company has estimated that the aggregate final closure and post-closure costs for all sites owned or operated as of December 31, 1996, will be approximately $373,404,000. As of December 31, 1996 and 1995, the Company has accrued $167,290,000 and $132,254,000, respectively, for final closure and post-closure costs of disposal facilities. The Company does not discount its closure and post-closure liabilities. The difference between the final closure and post-closure costs accrued as of December 31, 1996, and the total estimated final closure and post-closure costs to be incurred will be accrued and charged to expense as airspace is consumed such that the total estimated final closure and post-closure costs will be fully accrued for each landfill at the time the site discontinues accepting waste and is closed. As of December 31, 1996, the Company also expects to incur an estimated $743,277,000 related to future capping activities during the remaining operating lives of these disposal sites. These costs are also being charged to expense over the useful lives of the disposal sites as airspace is consumed.

The Company bases its estimates for these accruals on management's reviews, typically performed not less than annually, including input from its engineers and accountants and interpretations of current requirements and proposed regulatory changes. The closure and post-closure requirements are established under the standards of the U.S. Environmental Protection Agency's Subtitle D regulations as implemented and applied on a state-by-state basis. Final closure and post-closure accruals consider estimates for the final cap and cover for the site, methane gas control, leachate management and groundwater monitoring, and other operational and maintenance costs to be incurred after the site discontinues accepting waste, which is generally expected to be for a period of up to thirty years after final site closure. For disposal sites that were previously operated by others, the Company assessed and recorded a final closure and post-closure liability at the time the Company assumed closure responsibility based upon the estimated total closure and post-closure costs and the percentage of airspace utilized as of such date. Thereafter, the difference between the final closure and post-closure costs accrued and the total estimated closure and post-closure costs to be incurred is accrued and charged to expense as airspace is consumed.

Income taxes -- Deferred income taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign currency translation -- The functional currency of the Company's international operations is the local currency. Adjustments resulting from the translation of financial information are reflected as a separate component of stockholders' equity.

Revenue recognition -- The Company recognizes revenues as services are provided. Amounts billed and collected prior to services being performed are included in deferred revenues.

Earnings per common share -- Earnings per common share computations are based on the weighted average number of shares of common stock outstanding, the dilutive effect of stock options and warrants using the treasury stock method, and other potentially dilutive securities as appropriate.

Reclassifications -- Certain previously reported amounts have been reclassified to conform to the 1996 presentation.

New accounting pronouncements -- In October 1996, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position No. 96-1, Environmental

Remediation Liabilities ("SOP No. 96-1"). SOP No. 96-1 provides authoritative guidance on the recognition, measurement, presentation, and disclosure of environmental remediation liabilities. SOP No. 96-1 is effective for the Company in 1997 and is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

In February 1997, the Financial Accounting Standards Board issued Statement of tFinancial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128"). SFAS No. 128 specifies the computation, presentation, and disclosure requirements of earnings per share and supercedes Accounting Principles Board Opinion No. 15, Earnings Per Share. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share, which excludes the impact of common stock equivalents, replaces primary earnings per share. Diluted earnings per share, which utilizes the average market price per share as opposed to the greater of the average market price per share or ending market price per share when applying the treasury stock method in determining common stock equivalents, replaces fully-diluted earnings per share. SFAS No. 128 is effective for the Company in 1997. The following pro forma earnings per common share information assumes the Company adopted SFAS No. 128 in 1994 (in thousands, except per share amounts):

                                                                  Years Ended December 31,
                                                     ---------------------------------------------------
                                                          1996              1995              1994
                                                     ---------------   ---------------   ---------------
Basic earnings per common share                      $          0.39   $          0.56   $          0.08
Basic weighted average shares outstanding                    173,993           143,346           126,343
Diluted earnings per common share                    $          0.37   $          0.54   $          0.08
Diluted weighted average shares outstanding                  182,680           150,575           131,454

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 is effective for both interim and annual periods beginning after December 15, 1997. Assuming the Company adopted SFAS No. 130 in 1994, comprehensive income would have been $67,273,000, $73,353,000, and $4,614,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

2.  BUSINESS COMBINATIONS

On August 26, 1997, the Company consummated a merger agreement with United (the "United Merger") accounted for as a pooling of interests and, accordingly, the accompanying supplemental financial statements have been restated to include the accounts and operations of United for all periods presented. Under the terms of the United Merger, the Company issued 1.075 shares of its common stock for each share of United outstanding common stock. Additionally, at the effective date of the United Merger, all United stock options, whether or not such stock options had vested or had become exercisable, were cancelled in exchange for the Company's common stock equal in market value to the fair value of such United stock options, as determined by an independent third party. The United Merger increased the Company's outstanding shares of common stock by approximately 51,900,000 shares, which includes approximately 1,900,000 shares exchanged for the aforementioned United stock options. In the third quarter of 1997, the Company incurred approximately $89,152,000 in merger related costs associated with the United Merger.

The supplemental consolidated balance sheets at December 31, 1996 and 1995 reflect the combining of the Company prior to consummation of the merger ("USA Waste") and United as of those dates. Combined and separate results of operations of USA Waste and United for the restated periods are as follows (in thousands):

                                        USA Waste       United       Combined
                                       -----------    -----------   -----------
Six months ended June 30, 1997
   (unaudited):
   Operating revenues                  $   900,090    $   216,619   $ 1,116,709
   Income before income taxes              202,349         40,810       243,159
   Net income                              121,409         23,849       145,258
Year ended December 31, 1996:
   Operating revenues                  $ 1,313,388    $   335,743   $ 1,649,131
   Income before income taxes               78,088         60,649       138,737
   Net income                               32,946         35,393        68,339
Year ended December 31, 1995:
   Operating revenues                  $   987,705    $   228,377   $ 1,216,082
   Income before income taxes               97,480         43,609       141,089
   Net income                               52,488         28,288        80,776
Year ended December 31, 1994:
   Operating revenues                  $   897,644    $   146,043   $ 1,043,687
   Income (loss) before income taxes        (8,027)        28,954        20,927
   Net income (loss)                        (9,042)        21,010        11,968

1996 Pooling of Interests Acquisitions

On August 30, 1996, the Company consummated a merger agreement with Sanifill, Inc. ("Sanifill") accounted for as a pooling of interests (the "Sanifill Merger") and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of Sanifill for all periods presented. Under the terms of the Sanifill Merger, the Company issued 1.70 shares of its common stock for each share of Sanifill outstanding common stock. The Sanifill Merger increased the Company's outstanding shares of common stock by approximately 43,414,000 shares and the Company assumed Sanifill's options and warrants equivalent to approximately 4,361,000 underlying shares of Company common stock. In the third quarter of 1996, the Company incurred approximately $80,000,000 in merger related costs associated with the Sanifill Merger, of which approximately $24,280,000 is remaining in accrued liabilities at December 31, 1996. The $80,000,000 of merger costs includes $9,500,000 of transaction costs, $20,000,000 of relocation, severance, and other termination benefits, $13,000,000 of costs relating to integrating operations, and $37,500,000 of costs relating to the disposal of duplicate facilities. The results of operations for Sanifill prior to consummation of the merger for the restated periods are as follows (in thousands):

                                                       Years Ended December 31,
                                 Six Months Ended  ---------------------------------
                                  June 30, 1996         1995             1994
                                 ----------------  ---------------   ---------------
                                   (unaudited)
Operating revenues               $       181,406   $       256,705   $       192,479
Net income                                18,964            27,913            19,233

On June 28, 1996, the Company consummated a merger agreement with Salinas Disposal Service, Inc., Rural Dispos-All Service, Inc., and Madison Lane Properties, Inc. (collectively the "Salinas Companies") accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of the Salinas Companies for all periods presented. Under the terms of the merger agreement, approximately 786,000 shares of the Company's common stock were issued in exchange for all outstanding shares of the Salinas Companies' common stock. Related to this merger, the Company incurred $2,196,000 of merger costs in the second quarter of 1996. The results of operations for the Salinas Companies prior to consummation of the merger for the restated periods are as follows (in thousands):

                                                               Years Ended December 31,
                                 Three Months Ended        ---------------------------------
                                   March 31, 1996               1995              1994
                              -------------------------    ---------------   ---------------
                                    (Unaudited)
Operating revenues                             $ 4,060           $ 16,587          $ 17,514
Net income (loss)                                  (61)               842             1,878

On May 15, 1996, the Company consummated a merger agreement with Grand Central Sanitation, Inc. and related companies ("Grand Central") accounted for as a pooling of interests, pursuant to which the Company issued 2,067,605 shares of its common stock in exchange for all outstanding shares of Grand Central. The Company has restated its previously issued consolidated financial statements for the three months ended March 31, 1996, to include the accounts and operations of Grand Central, which had operating revenues and net income of $8,455,000 and $1,538,000, respectively, during that period. Periods prior to 1996 were not restated as combined results are not materially different from results as presented. Related to this merger, the Company incurred $2,700,000 of merger costs in the second quarter of 1996.

On May 7, 1996, the Company consummated a merger agreement with Western Waste Industries ("Western") accounted for as a pooling of interests (the "Western Merger") and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of Western for all periods presented. Under the terms of the Western Merger, the Company issued 1.50 shares of its common stock for each share of Western outstanding common stock. Prior to the Western Merger, the Company owned approximately 4.1% of Western's outstanding shares (634,900 common shares), which were cancelled on the Western Merger's effective date. The Western Merger increased the Company's outstanding shares of common stock by approximately 22,028,000 shares and the Company assumed options under Western's stock option plans equivalent to approximately 5,200,000 underlying Company shares of common stock. In the second quarter of 1996, the Company incurred approximately $35,000,000 in merger related costs associated with the Western Merger and approximately $4,800,000 in benefits related to Western's pre-merger retirement program. The $35,000,000 of merger costs include $6,800,000 of transaction costs, $15,000,000 of severance and other termination benefits, and $13,200,000 of costs related to integrating operations.

In connection with the Western Merger, Western changed its fiscal year end from June 30 to December 31 to conform with the Company's year end. Western's operating results for the six months ended June 30, 1995, were included in the supplemental consolidated statements of operations for both of the years ended December 31, 1995 and 1994. The following is a consolidated summary of operations for Western for the six months ended June 30, 1995 (in thousands):

               Operating revenues                                    $136,123
               Net income                                               8,865

The supplemental consolidated financial statements for 1994 have not been restated for the change in Western's fiscal year. The supplemental consolidated financial statements for 1994 include Western for the year ended June 30, 1995. The results of operations for Western prior to consummation of the merger for the restated periods are as follows (in thousands):

                                                                   Years Ended December 31,
                                 Three Months Ended          -------------------------------------
                                   March 31, 1996                  1995                1994
                              --------------------------     -----------------   -----------------
                                     (unaudited)
Operating revenues                             $ 68,441             $ 273,901           $ 270,941
Net income                                        4,703                17,021              17,089

The Company consummated eight additional acquisitions accounted for as poolings of interests during 1996, pursuant to which the Company issued 2,839,099 shares of its common stock in exchange for all outstanding shares of the acquired companies. Periods prior to consummation of the mergers were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as presented.

1995 Pooling of Interests Acquisitions

On September 29, 1995, the Company consummated a merger agreement with Carmel Marina Corporation, Neal Road Landfill Corporation, Jolan Road Landfill Corporation, Cal Sanitation Services, Inc., and Portable Site Services, Inc. (collectively the "Carmel Marina Companies") accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of the Carmel Marina Companies for all periods presented. Under the terms of the merger agreement, approximately 2,422,000 shares of the Company's common stock were issued in exchange for all outstanding shares of the Carmel Marina Companies' common stock. Related to this merger, the Company incurred $900,000 of merger costs in the third quarter of 1995. The results of operations for the Carmel Marina Companies prior to consummation of the merger for the restated periods are as follows (in thousands):

                                  Six Months Ended               Year Ended
                                    June 30, 1995            December 31, 1994
                                  ----------------           -----------------
                                     (unaudited)
Operating revenues                        $ 11,661                    $ 21,978
Net income                                     777                       1,509

On June 30, 1995, the Company consummated a merger agreement with Chambers Development Company, Inc. ("Chambers") accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of Chambers for all periods presented. Under the terms of the merger agreement, approximately 27,800,000 shares of the Company's common stock were issued in exchange for all outstanding shares of Chambers common stock and Class A common stock. Related to this merger, the Company incurred $25,073,000 in merger costs in the second quarter of 1995, which includes $11,900,000 of transaction costs, $9,473,000 of severance and other termination benefits, and $3,700,000 of costs related to integrating operations. The results of operations for Chambers prior to consummation of the merger for the restated periods are as follows (in thousands):

                                 Three Months Ended              Year Ended
                                   March 31, 1995            December 31, 1994
                                 ------------------          -----------------
                                     (unaudited)
Operating revenues                         $ 54,734                  $ 257,989
Net loss                                     (5,269)                   (90,244)

On May 31, 1995, the Company consummated a merger agreement with Metropolitan Disposal and Recycling Corporation, Energy Reclamation, Inc., and EE Equipment, Inc. (collectively "MDC") accounted for as a pooling of interests and, accordingly, the accompanying consolidated financial statements have been restated to include the accounts and operations of MDC for all periods presented. Under the terms of the merger agreement, approximately 1,900,000 shares of the Company's common stock were issued in exchange for all outstanding shares of MDC common stock. Related to this merger, the Company incurred $566,000 of merger costs in the second quarter of 1995. The results of operations for MDC prior to consummation of the merger for the restated periods are as follows (in thousands):

                                 Three Months Ended              Year Ended
                                   March 31, 1995            December 31, 1994
                                 ------------------          -----------------
                                     (unaudited)
Operating revenues                          $ 5,256                   $ 19,654
Net income                                      458                        401

The Company consummated two additional acquisitions accounted for as poolings of interests, pursuant to which the Company issued 2,587,502 shares of its common stock in exchange for all outstanding shares of the acquired companies. Periods prior to consummation of these mergers were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as presented.

1994 Pooling of Interests Acquisition

On May 27, 1994, the Company consummated a merger agreement with Envirofil, Inc. ("Envirofil") accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of Envirofil for all periods presented. Under the terms of the merger agreement, approximately 9,700,000 shares of the Company's common stock were issued in exchange for all outstanding shares of Envirofil common stock. Related to this acquisition, the Company incurred $3,782,000 in merger costs in the second quarter of 1994.

1996 and 1995 Purchase Acquisitions

During 1996 and 1995, the Company consummated several acquisitions that were accounted for under the purchase method of accounting. Results of operations of companies that were acquired and subject to purchase accounting are included from the dates of such acquisitions. The total costs of acquisitions accounted for under the purchase method were $638,788,000 and $338,104,000 in 1996 and 1995, respectively. The excess of the aggregate purchase price over the fair value of net assets acquired in 1996 and 1995 was approximately $351,797,000 and $144,052,000, respectively.

In addition, the Company has agreed in connection with certain transactions, to pay additional amounts to the sellers upon the achievement by the acquired businesses of certain negotiated goals, such as targeted revenue levels, targeted disposal volumes, or the issuance of permits for expanded landfill airspace. Although the amount and timing of any payments of additional contingent consideration necessarily depend on whether and when these goals are met, the maximum aggregate amount of contingent consideration potentially payable if all payment goals are met is $118,638,000, of which $61,063,000 relates to revenue and volume targets and $57,575,000 relates to permit expansions. The contingent consideration represents adjustments to the original purchase price allocation once the related contingencies have been resolved and are amortized over the remaining useful life of the related asset. The contingent consideration is payable in cash or, in some instances, in cash or stock, at the Company's option. In addition, the Company has agreed in connection with certain acquisitions to provide royalties based on revenues generated at the applicable disposal site to sellers of waste disposal businesses. The foregoing quantification of contingent consideration does not include such royalty payments.

The unaudited pro forma information set forth below assumes acquisitions in 1996 and 1995 accounted for as purchases had occurred at the beginning of 1995. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time (in thousands, except per share amounts):

                                                           Years Ended December 31,
                                                 ---------------------------------------------
                                                        1996                     1995
                                                 --------------------     --------------------
Operating revenues                                       $ 1,829,605              $ 1,700,528
Net income                                                    84,135                  110,495
Primary earnings per common share                               0.45                     0.70
Fully diluted earnings per common share                         0.45                     0.70

3.  DIVESTITURES

In August 1996, the Company sold its five nonhazardous oil field waste transfer stations and, in December 1996, the Company sold its six nonhazardous oil field waste treatment facilities. Total consideration for the combined sale of the nonhazardous oil field waste business consisted of $70,500,000 in cash, $27,800,000 in the form of a five year note bearing interest at a rate of 7.5%, and 2,000,000 warrants for the purchase of the buyer's stock. These warrants have a term of 10 years and an exercise price of $1.00, however, in certain circumstances are limited as to the maximum that can be exercised each year. The warrants have been assigned no value since the issuer is a newly formed company with no quoted market price for its stock. These transactions resulted in a gain of $22,080,000, of which $18,280,000 is to be recognized over the term of the note receivable. At December 31, 1996, the deferred gain and note receivable were approximately $17,400,000 and $26,410,000, respectively.

On December 31, 1993, Chambers sold its two transfer stations in Morris County, New Jersey, to the Morris County Municipal Utilities Authority ("MCMUA") for $9,500,000 in cash, which resulted in a deferred gain of $3,950,000. Simultaneous with entering into the agreement for the sale of these transfer stations, Chambers and the MCMUA amended their operating and disposal service agreement, pursuant to which Chambers operates the transfer stations and provides waste disposal services, reducing the rates charged for such services in 1994 and 1995. As a result of the interrelationship of the sale of the transfer stations and the operating and disposal service agreement, the gain on sale was deferred and recognized in 1994 and 1995 as services were provided. As part of the agreement of sale, the Company has continued to operate the transfer stations and provide waste disposal services.

4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

                                                                                          December 31,
                                                                           ------------------------------------------
                                                                                  1996                  1995
                                                                           -------------------   --------------------
Disposal sites, including costs incurred for expansion projects in
   process of $68,075 and $79,790, respectively                                   $ 1,695,628            $ 1,210,909
Vehicles                                                                              404,839                263,542
Machinery and equipment                                                               186,231                188,593
Containers                                                                            215,473                158,899
Buildings and improvements                                                            191,463                145,449
Furniture and fixtures                                                                 40,979                 32,505
Land                                                                                  130,912                108,395
                                                                           -------------------   --------------------
                                                                                    2,865,525              2,108,292
Less accumulated depreciation and amortization                                       (667,294)              (499,715)
                                                                           -------------------   --------------------
                                                                                  $ 2,198,231            $ 1,608,577
                                                                           ===================   ====================

Depreciation and amortization of property and equipment was $162,949,000, $118,785,000, and $102,699,000 for the years ended December 31, 1996, 1995, and
1994, respectively.

5.  LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                                                                                            December 31,
                                                                                    ---------------------------
                                                                                       1996             1995
                                                                                    ----------        ---------
Credit Facility:
   Revolving credit facility                                                        $  637,000        $  51,613
   Term loan facility                                                                       --          215,835
United credit facility                                                                  31,450           41,800
Sanifill credit facility                                                                    --           58,000
Western credit facility                                                                     --           41,000
Senior notes, maturing in varying annual installments through
      September 2005, interest ranging from 7.29% to 8.44%                             182,500          184,416
Convertible subordinated notes, interest at 4 1/2%                                     150,000               --
Convertible subordinated debentures, interest at 5%                                    115,000               --
Convertible subordinated debentures, interest at 7 1/2%                                     --           58,213
Subordinated debt, maturing in varying monthly installments through
      January 2008, interest ranging from 7.25% to 10%                                   5,589            7,493
Tax-exempt bonds, principal payable in periodic installments, maturing
      1997-2010, fixed and varable interest rates ranging from
      3.76% to 9.25% at December 31, 1996                                              196,439          162,574
Promissory note due September 2001, quarterly interest
      payments at 8%                                                                     6,000            6,000
Other                                                                                  180,910           82,106
                                                                                    ----------        ---------
                                                                                     1,504,888          909,050
Less current maturities                                                                 34,606           60,544
                                                                                    ----------        ---------
                                                                                    $1,470,282        $ 848,506
                                                                                    ==========        =========

The aggregate estimated payments, including scheduled minimum maturities, of long-term obligations outstanding at December 31, 1996 for the five years ending December 31, 1997 through 2001 are: 1997 -- $34,606,000, 1998 -- $34,618,000,
1999 -- $196,407,000, 2000 -- $46,379,000, and 2001 -- $769,823,000.

On May 7, 1996, in connection with the Western Merger, the Company replaced its existing credit facility with a $750,000,000 senior revolving credit facility and retired amounts outstanding under Western's credit facility. The credit facility was used to refinance existing bank loans and letters of credit, to fund additional acquisitions, and for working capital. The credit facility was available for standby letters of credit of up to $300,000,000. Loans under the credit facility bore interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.75% per annum (spread initially set at 0.405% per annum). The credit facility required a facility fee not to exceed 0.375% per annum on the entire available credit facility (facility fee initially set at 0.22% per annum).

On August 30, 1996, in connection with the Sanifill Merger, the Company replaced the $750,000,000 senior revolving credit facility with a $1,200,000,000 senior revolving credit facility ("Credit Facility") and retired amounts under Sanifill's credit facility. The Credit Facility was used to refinance existing bank loans and letters of credit and to fund additional acquisitions and working capital. The Credit Facility was available for standby letters of credit of up to $400,000,000. Loans under the Credit Facility bore interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.75% per annum (spread set at 0.30% per annum, or an applicable interest rate of 5.87% per annum at December 31, 1996). The Credit Facility required a facility fee not to exceed 0.375% per annum on the entire available Credit Facility (facility fee set at 0.15% per annum at December 31, 1996). The Credit Facility contained financial covenants with respect to interest coverage and debt capitalization ratios. The Credit Facility also contained limitations on dividends, additional indebtedness, liens, and asset sales. Principal reductions were not required during the five-year term of the Credit Facility. On March 5, 1997, the Credit Facility was replaced with a $1,600,000,000 senior revolving credit facility with the same general terms, covenants, and limitations, which was available for standby letters of credit of up to $500,000,000. On August 7, 1997, the $1,600,000,000 senior revolving credit facility was replaced with a $2,000,000,000 senior revolving credit facility with the same general terms, covenants, and limitations, which is available for $650,000,000 of standby letters of credit.

On December 5, 1996, United's credit facility was amended to, among other things, eliminate certain covenants and lower borrowing costs. United's credit facility as so amended provided for a three year, secured $190,000,000 revolving credit facility due December 1999. Outstanding loans under the United credit facility bore interest at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) (as defined in the loan agreement providing for the United credit facility) applicable to each interest period plus 0.625% to 1.25% per annum or the Alternate Reference Rate (as defined) from time to time in effect. At December 31, 1996 and 1995, the weighted average interest rate was 6.98% and 7.15%, respectively. The credit facility also allowed United to obtain up to $90,000,000 in letters of credit. The aggregate amount that United was permitted to borrow under its credit facility was reduced by the aggregate face amount of all outstanding letters of credit issued thereunder. The United credit facility was collateralized by the stock of United's subsidiaries, restricted United from granting other liens on its assets (subject to certain limited exceptions), and required United to comply with certain covenants including, but not limited to, maintenance of certain financial ratios, limitations on additional indebtedness, limitations on capital expenditures, and a prohibition on United's payment of cash dividends on its common stock. The United credit facility also required that the consent of the lenders be obtained in order for United to make an acquisition that provided for an aggregate cash purchase price of $50,000,000 or more. In addition, the United credit facility prohibited United from using more than $15,000,000 of its cash to secure closure and post-closure obligations that United may have relating to its landfills.

On June 5, 1996, United issued $150,000,000 of 4 1/2% convertible subordinated notes, due June 1, 2001. Interest is payable semi-annually in June and December. The notes are convertible into shares of the Company's common stock at a conversion price of $30.23 per share. The notes are subordinated in right of payment to all existing and future senior indebtedness, as defined. The notes are redeemable after June 1, 1999, at the option of the Company at 101.8% of the principle amount, declining annually to par on June 1, 2001, plus accrued interest. Deferred offering costs of approximately $5,287,000 were incurred and are being amortized ratably over the life of the notes. The proceeds were used to repay outstanding indebtedness of approximately $75,000,000 under United's credit facility, fund acquisitions and capital expenditures, and for general corporate purposes.

On March 4, 1996, Sanifill issued $115,000,000 of 5% convertible subordinated debentures, due on March 1, 2006. Interest is payable semi-annually in March and September. The debentures are convertible into shares of the Company's common stock at a conversion price of $28.31 per share. The debentures are subordinated in right of payment to all existing and future senior indebtedness, as defined. The debentures are redeemable after March 15, 1999 at the option of the Company at 102.5% of the principal amount, declining annually to par on March 1, 2002, plus accrued interest. Deferred offering costs of approximately $2,900,000 were incurred and are being amortized ratably over the life of the debentures. The proceeds were used to repay debt under Sanifill's credit facility.

In May 1991, Sanifill issued $60,000,000 of 7 1/2% convertible subordinated debentures due on June 1, 2006. Interest was payable semi-annually in June and December. The debentures were convertible into shares of the Company's common stock at a conversion price of $16.95 per share. The debentures were subordinated in right of payment to all existing and future senior indebtedness, as defined. The debentures were redeemable after June 1, 1994 at the option of the Company at 105.25% of the principal amount, declining annually to par on June 1, 2001, plus accrued interest. Deferred offering costs of approximately $2,600,000 were incurred and were being amortized ratably over the life of the debentures. On March 18, 1996, Sanifill called for redemption all of its $60,000,000 of 7 1/2% convertible subordinated debentures due June 1, 2006 at redemption price of 104.5% of their face amount plus accrued interest from December 1, 1995 to, and including, the redemption date of April 17, 1996. Alternatively, holders of these debentures were allowed to convert their debentures into common stock at any time prior to the close of business on April 10, 1996, at a conversion price equal to $16.95 per share. Holders electing to convert received 34.7 shares of Sanifill's common stock for each $1,000 principal amount of debentures surrendered. The $60,000,000 of debentures were ultimately converted to approximately 3,570,000 shares of Company common stock. Deferred offering costs of approximately $1,700,000 were recorded as a reduction to additional paid-in-capital.

During 1996, the Company guaranteed specific obligations of two unconsolidated affiliates totaling approximately $25,000,000. The Company is of the opinion that these unconsolidated affiliates will be able to perform under their respective obligations and that no payments will be required and, due to the Company's ability to assume a senior debt position, no losses will be incurred under such guarantees.

On October 6, 1995, the Company completed a public offering of 6,345,625 shares of its common stock, priced at $19.625 per share. The net proceeds of approximately $118,000,000 were primarily used for the repayment of debt. Approximately 75% of the proceeds were applied to the Company's credit facility and the remainder was utilized for expansion through acquisitions.

In September 1992, the Company issued $49,000,000 of 8 1/2% convertible subordinated debentures due October 15, 2002, with interest payable semi-annually. The debentures were convertible into shares of the Company's common stock at any time on or before maturity, unless previously redeemed, at $13.25 per share, subject to adjustment in certain events. The Company had an option to redeem the debentures, in whole or in part, at any time on or after October 15, 1995, at an original redemption price of 105.67% of the principal amount, declining to par over the term of the debentures. Between November 3, 1995 and December 1, 1995, the Company converted the remaining balance of the debentures of approximately $42,300,000 into approximately 3,193,000 shares of the Company's common stock. The unamortized premium of $1,983,000 as of December 1, 1995, was recorded as a reduction to additional paid-in capital. Earlier in 1995, approximately $6,700,000 of these debentures had been converted into approximately 505,000 shares of the Company's common stock.

As of December 31, 1995, the Company had borrowed $267,448,000 under its $550,000,000 financing agreement, which consisted of a $300,000,000 five-year revolving credit and letter of credit facility and a $250,000,000 term loan facility. Revolving credit loans under the credit facility were limited to $180,000,000 at December 31, 1995, less the amount of any future industrial revenue bonds enhanced by letters of credit under the credit facility. Loans bore interest at the Eurodollar rate or the prime rate, plus a spread not to exceed 1.75% per annum (the applicable interest rate at December 31, 1995 was 7.31%). The credit facility was also used for letters of credit purposes with variable fees from 0.5% to 1.75% per annum (1.5% at December 31, 1995) charged on amounts issued. A commitment fee of up to 0.5% was required on the unused portion of the credit facility.

In August 1995, the Company entered into a three year interest rate swap agreement whereby the Company fixed a maximum interest rate on $125,000,000 of its credit facility. The interest rate was a fixed annual rate of approximately 5.9% plus the applicable spread over the Eurodollar rate (not to exceed 1.75% per annum) as determined under the Credit Facility (6.20% at December 31, 1996).

As of December 31, 1995, Sanifill had borrowed $58,000,000 under its $225,000,000 credit facility, had $127,200,000 available under its credit facility, and had utilized $39,800,000 of its credit facility for letters of credit relating to landfill closure and post-closure obligations and securing industrial revenue bonds and insurance contracts. Sanifill's credit facility was retired on August 30, 1996. The revolving credit facility provided for a revolving credit period expiring on November 30, 1997, at which time it was to convert to a term facility with a final maturity date of November 30, 2001. Availability under this credit facility was tied to the Company's cash flow and liquidity. At Sanifill's option, borrowings under the credit facility bore interest at the bank's prime rate or London Interbank Offered Rate ("LIBOR") plus a margin which was calculated quarterly based upon Sanifill's ratio of indebtedness to cash flow, or, in an amount not to exceed $100,000,000, at a rate negotiated between Sanifill and certain banks party to the revolving credit facility (6.84% at December 31, 1995). Under the terms of the credit facility, Sanifill was required to maintain certain financial covenants regarding net worth, coverage ratios, and additional indebtedness.

As of December 31, 1995, Western's credit facility consisted of a revolving line of credit and permitted borrowings up to $100,000,000. At Western's option, borrowings under the credit facility bore interest at the bank's prime rate and/or at LIBOR plus 0.75% to 2% per annum, depending upon certain financial ratios of Western (6.69% at December 31, 1995). A commitment fee of 0.375% per annum was required on the unused portion of the credit facility. Under the terms of the credit facility, Western was subject to various debt covenants including maintenance of certain financial ratios, and in addition, was limited in the amount of cash dividends it could pay. Western's credit facility was retired on May 7, 1996.

The senior notes outstanding at December 31, 1996 are uncollateralized and require the Company to maintain certain financial covenants regarding net worth, coverage ratios, and additional indebtedness. Deferred offering costs of approximately $700,000 were incurred and are being amortized ratably over the life of the senior notes.

The Company, United, Sanifill, and Western have completed several tax-exempt bond issues totaling $196,439,000 at December 31, 1996, with maturities ranging through 2010. Certain of the bonds are subject to annual sinking fund redemptions and proceeds of the issues are restricted to fund certain assets of the projects. Certain of the bonds are supported by irrevocable letters of credit and bear interest at floating rates with rates reset weekly by a remarketing agent. An interest rate swap agreement with approximately three years remaining at December 31, 1996, has fixed the rate at 6.29% on $24,000,000 of these bonds.

Other long-term debt at December 31, 1996 and 1995 consists of miscellaneous notes payable and obligations under capital leases. Other long-term debt at December 31, 1996 also includes $83,475,000 payable to the former owners of a landfill and collection operation acquired by the Company in December 1996. This amount was paid in January 1997 through additional borrowings under the Credit Facility.

Chambers incurred nonrecurring interest expense of $10,994,000 and $1,254,000 in 1995 and 1994, respectively, as a result of amendments to its credit facility and senior notes in November 1994. Chambers proratably accrued the extension fees, the expected refinancing premium, and other charges incurred upon consummation of its merger with the Company.

Letters of credit have been provided to the Company supporting industrial revenue bonds, performance of landfill closure and post-closure requirements, insurance contracts, and other contracts. Letters of credit outstanding at December 31, 1996, aggregated $339,305,000.

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash and cash equivalents, restricted funds held by trustees, trade accounts receivable, trade accounts payable, and financial instruments included in notes and other receivables and other assets approximate their fair values principally because of the short-term maturities of these instruments.

The fair values of the Company's debt maturing within one year and the credit facilities approximate the carrying values due to the nature of the instruments involved. The senior notes and subordinated debt do not have readily available market values; however, the carrying values are considered to approximate their respective fair values based on valuation techniques that consider cash flows discounted at current market rates.

The 4 1/2% convertible subordinated notes had a quoted market value of 115% of the $150,000,000 face value of such securities as of December 31, 1996, and therefore have a fair value of $172,500,000.

The 5% convertible subordinated debentures had a quoted market value of 100% of the $115,000,000 face value of such securities as of December 31, 1996.

The fair value of the $125,000,000 interest rate swap approximates the carrying value due to the instrument's relatively short remaining maturity of approximately two years and the differential between its fixed rate of 6.20% at December 31, 1996, compared to the related Credit Facility's variable rate of 5.87% at December 31, 1996.

The fair values of the industrial revenue bonds approximate the carrying values as the interest rates on the bonds are reset weekly based on the credit quality of the letters of credit which collateralize the bonds. The fair value of the related $24,000,000 interest rate swap approximates the carrying value due to the interest rate swap's relatively short remaining maturity of approximately three years and the differential between its fixed rate of 6.29% compared to the average interest rate of the related industrial revenue bonds of 3.84%.

In the normal course of business, the Company has letters of credit, performance bonds, insurance policies, and other guarantees that are not reflected in the accompanying supplemental consolidated balance sheets. In the past, no significant claims have been made against these financial instruments. Management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

7.  PREFERRED STOCK

The Board of Directors is authorized to issue preferred stock in series, and with respect to each series, to fix its designation, relative rights (including voting, dividend, conversion, sinking fund, and redemption rights), preferences (including dividends and liquidation), and limitations. The Company currently has no issued or outstanding preferred stock.

8.  COMMON STOCK OPTIONS AND WARRANTS

In accordance with the Company's 1990 Stock Option Plan (the "1990 Plan"), options to purchase 900,000 shares of the Company's common stock may be granted to officers, directors, and key employees. In accordance with the Company's 1993 Stock Option Incentive Plan, as amended (the "1993 Plan"), options to purchase 6,500,000 shares of the Company's common stock may be granted to officers, directors, and key employees. Options are granted under both the 1990 Plan and the 1993 Plan at an exercise price which equals or exceeds the fair market value of the common stock on the date of grant, with various vesting periods, and expire up to ten years from the date of grant. No options are available for future grant under the 1990 Plan.

In May 1996, the Company adopted the 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors Plan") to offer its directors who are not officers, full-time employees, or consultants of the Company an annual grant of 10,000 options on each January 1. In accordance with the 1996 Directors Plan, options to purchase up to 400,000 shares of the Company's common stock may be granted, with five year vesting periods, and expiration dates ten years from the date of grant. Options may be granted at an exercise price which equals fair market value of the common stock on the date of grant.

In accordance with the Envirofil Employees' 1993 Stock Option Plan (the "1993 Envirofil Plan"), options could be granted to purchase 600,000 shares of the Company's common stock. The 1993 Envirofil Plan terminates in January 2003. Options were granted under the 1993 Envirofil Plan at an exercise price which equaled or exceeded the fair market value of the common stock at the date of grant, with various vesting periods, and expiration dates up to ten years from date of grant. As a result of the Company' merger with Envirofil, all unexpired and unexercised options under the 1993 Envirofil Plan converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under the 1993 Envirofil Plan. No additional options may be issued under this plan.

Chambers had two plans under which stock options for the purchase of its Class A common stock could be granted: the 1993 Stock Incentive Plan (the "1993 Chambers Plan") and the 1991 Stock Option Plan for Non-Employee Directors (the "Chambers Directors' Plan"). The maximum number of shares of Chambers Class A common stock available for grant under the 1993 Chambers Plan in each calendar year was equal to one percent of the total number of outstanding shares of Chambers Class A common stock as of the beginning of the year plus any shares then reserved but not subject to grant under Chambers' terminated 1988 Stock Option Plan (the "1988 Chambers Plan"). Any unused shares available for grant in any calendar year were carried forward and available for award in succeeding calendar years. Under the terms of the 1993 Chambers Plan, options were granted at fair market value on the date of grant, but in no event were options granted at less than the stock's par value, with various vesting periods, and expiration dates up to ten years from date of grant.

Under the Chambers Directors' Plan, options could be granted to purchase 150,000 shares of Chambers Class A common stock. The Chambers Directors' Plan stipulates that each person serving as a director and who was not employed by Chambers was automatically granted options for the purchase of 2,000 shares of Chambers Class A common stock on the third business day following each annual stockholders' meeting. In addition, each nonemployee director at the effective date of the plan was granted options to purchase 2,000 shares of Chambers Class A common stock for each year previously served on Chambers' Board of Directors. As a result of the Company's merger with Chambers, all unexpired and unexercised options under the 1993 Chambers Plan, the 1988 Chambers Plan, and the Chambers Directors' Plan converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under the Chambers Plans. No additional options may be issued under these plans.

Western maintained three stock option plans ("Western Plans"): the 1992 Stock Option Plan ("1992 Western Plan"), the Incentive Stock Option Plan, and the Non-Qualified Stock Option Plan, which allowed key employees and directors of Western the right to purchase shares of its common stock. Options granted under the 1992 Western Plan were designated as incentive or non-qualified in nature, at the discretion of the Compensation Committee of Western's Board of Directors, though only employees were eligible to receive incentive stock options. Western had reserved 2,000,000 shares of its common stock under each of the Western Plans. Options were granted under the Western Plans at an exercise price which equaled or exceeded the fair market value on the date of grant. Options were generally exercisable in installments beginning one year after the grant date. As a result of the Western Merger, all unexpired and unexercised options under the Western Plans converted to options to purchase shares of the Company s common stock, as adjusted, subject to the same terms and conditions as provided under the Western Plans. No additional options may be issued under these plans.

Sanifill maintained an incentive compensation plan (the "Incentive Plan") which allowed for the ability to grant non-qualified options, restricted stock, deferred stock, incentive stock options, stock appreciation rights, and other long-term incentive awards. Under the Incentive Plan, stock options were typically granted at fair market value on the date of grant. The number of shares available for issuance under the Incentive Plan was limited to 14% of the number of outstanding shares of Sanifill's common stock at that time less shares outstanding under the Incentive Plan and the Company's previously utilized stock option plan (the "Stock Option Plan"). The Incentive Plan did not provide for the granting of options to non-employee directors. The Stock Option Plan provided for options of up to 382,500 of the authorized shares to be granted to non-employee directors. In March 1994 and May 1995, Sanifill granted 190,155 and 26,095 shares of restricted stock, respectively, to certain key executives under the Incentive Plan, which were to vest at the end of eight years or upon the achievement of certain financial objectives, if sooner. During 1996, these financial objectives were met and all restricted shares were vested. Sanifill incurred compensation expense of $2,204,000, $312,000, and $234,000 in 1996, 1995, and 1994, respectively, related to restricted stock. As a result of the Sanifill Merger, all unexpired and unexercised options under the plans converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under such plans. No additional options may be issued under these plans.

United granted stock options pursuant to the 1992 Stock Option Plan, various similar plans, and the 1992 Disinterested Director Stock Option Plan. Under the 1992 Stock Option Plan, United was authorized to grant up to 5,900,000 incentive and non-statutory stock options. Under the 1992 Disinterested Director Stock Option Plan, a fixed number of non-statutory stock options were granted annually to members of United's Board of Directors. At the effective date of the United Merger, all United stock options, whether or not such stock options have vested or had become exercisable, were cancelled in exchange for shares of the Company's common stock equal in market value to the fair value of such United stock options, as determined by an independent third party. No additional options may be issued under these plans.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 prescribes a fair value based method of determining compensation expense related to stock-based awards granted to employees. The recognition provisions of SFAS No. 123 are optional; however, entities electing not to adopt the recognition provisions of SFAS No. 123 are required, beginning in 1996, to make disclosures of pro forma net income and earnings per share as if the recognition provisions of SFAS No. 123 had been applied as of January 1, 1995, as well as disclosures regarding assumptions utilized in determining the pro forma amounts. The Company did not adopt the recognition provisions of SFAS No. 123, however, required disclosures are included below.

Stock options granted by the Company in 1996 and 1995 have ten year terms. Stock options granted by Chambers and Western became fully vested upon consummation of the related mergers. Stock options granted by Sanifill continue to vest under varying vesting periods ranging from immediate vesting to four years following the date of grant. As discussed above, at the effective date of the United Merger, all United stock options, whether or not such stock options have vested or had become exercisable, were cancelled in exchange for shares of the Company's common stock equal in market value to the fair value of such United stock options, as determined by an independent third party. The Company has issued warrants expiring through 2002 for the purchase of shares of its common stock in connection with private placements of debt and equity securities, acquisitions of businesses, bank borrowings, reorganizations, and certain employment agreements. The following table summarizes common stock options and warrants transactions related to employees or Company directors under all of the aforementioned plans for 1996, 1995, and 1994 (in thousands):

                                             Options and    Weighted Average   Options and Warrants
                                               Warrants      Exercise Price         Price Range
                                             -----------    ----------------   --------------------
Outstanding at January 1, 1994                     14,627
    Granted                                         2,781
    Exercised                                      (1,806)                         $0.55 - $14.67
    Forfeited                                        (274)
                                            -------------
Outstanding at December 31, 1994                   15,328         $ 6.62
    Granted                                         5,507          17.52
    Exercised                                      (1,731)          8.58
    Forfeited                                        (118)         29.62
                                            -------------
Outstanding at December 31, 1995                   18,986          11.18
    Granted                                         8,068          24.71
    Exercised                                      (5,141)         10.05
    Forfeited                                         (63)         15.71
                                            -------------
Outstanding at December 31, 1996                   21,850          16.51
                                            =============

Exercisable at December 31, 1995                   11,185         $ 9.52
Exercisable at December 31, 1996                   10,669          11.93

The common stock options outstanding at December 31, 1996 include 13,314,000 common stock options granted by Chambers, Western, Sanifill, and United, of which 8,721,000 are exercisable. The Company holds 23,485 shares of its common stock in treasury as of December 31, 1996 for future distribution upon exercise of options under the plans.

The weighted average fair value of common stock options and warrants granted to employees or Company directors during 1996 and 1995 were $7.95 and $5.14, respectively. The fair value of each common stock option or warrant granted to employees or Company directors by the Company during 1996 and 1995 is estimated utilizing the Black-Scholes option-pricing model. For USA Waste, the following weighted average assumptions were used: dividend yield of 0%, risk-free interest rates which vary for each grant and range from 5.22% to 6.9%, expected life of four years for all grants, and stock price volatility of approximately 31% for all grants. For Chambers, Western, and Sanifill, the following weighted average assumptions were used: dividend yield of 0%, risk-free interest rates which vary for each grant and range from 5.06% to 7.67%, expected life of two or three years for all grants, and a stock price volatility ranging from 16.5% to 25% for all grants. For United, the following weighted average assumptions were used: dividend yield of 0%, risk-free interest rate of 5.76%, expected life of three years for all grants, and a stock price volatility of approximately 31.5% for all grants.

Stock options and warrants outstanding and exercisable related to employees or Company directors at December 31, 1996 were as follows (in thousands):

                                              Outstanding                                Exercisable
                            -------------------------------------------------   ------------------------------
                            Options and   Weighted Average   Weighted Average   Options and   Weighted Average
                              Warrants     Exercise Price     Remaining Term      Warrants     Exercise Price
                            -----------   ----------------   ----------------   -----------   ----------------
$2.25 to $10.00                6,025           $ 6.96            5.12 years         5,387         $ 6.88
$10.01 to $20.00               7,437            14.31            7.67 years         3,613          13.44
$20.01 to $33.72               8,388            25.40            9.30 years         1,669          24.97
                              ------                                               ------
$2.25 to $33.72               21,850           $16.51            7.59 years        10,669         $11.93
                              ======                                               ======


The following table summarizes transactions involving common stock warrants related to nonemployees for 1996, 1995, and 1994 (in thousands):

                                                            Weighted Average        Warrants
                                               Warrants      Exercise Price        Price Range
                                            -------------   ----------------   --------------------
Outstanding at January 1, 1994                        724
    Granted                                            60
    Exercised                                        (472)                         $0.55 - $8.80
    Forfeited                                          --
                                            -------------
Outstanding at December 31, 1994                      312         $ 9.33
    Granted                                           230          11.61
    Exercised                                        (415)          9.03
    Forfeited                                          --             --
                                            -------------
Outstanding at December 31, 1995                      127          10.65
    Granted                                           528          25.46
    Exercised                                         (81)          9.15
    Forfeited                                         (21)         10.50
                                            -------------
Outstanding at December 31, 1996                      553          19.52
                                            =============

Exercisable at December 31, 1995                       75         $10.58
Exercisable at December 31, 1996                      222          15.37

The weighted average fair value of common stock warrants granted to nonemployees during 1996 and 1995 were $10.37 and $4.27, respectively. The fair value of each common stock warrant granted to nonemployees by the Company during 1996 and 1995 is estimated utilizing the Black-Scholes option-pricing model. For USA Waste, the following weighted average assumptions were used: dividend yield of 0%, risk-free interest rates which vary for each grant and range from 5.06% to 7.67%, expected life of five years for all grants, and a stock price volatility of approximately 31% for all grants. For Chambers, Western, and Sanifill, the following weighted average assumptions were used: dividend yield of 0%, risk-free interest rate of 7.15% for all grants, expected life of five years for all grants, and a stock price volatility of 16.5% for all grants. No common stock warrants have been granted by United to nonemployees for purposes other than business combinations. Compensation expense related to common stock warrants granted to nonemployees in 1996 was not material.

If the Company applied the recognition provisions of SFAS No. 123, the Company's net income and earnings per common share for 1996 and 1995 would approximate the pro forma amounts shown below (in thousands, except per share amounts):

                                                                    Years Ended December 31,
                                                                ---------------------------------
                                                                     1996               1995
                                                                ---------------    --------------
SFAS No. 123 charge, net of income taxes                              $ 13,951           $ 3,192
Net income                                                              54,388            77,584
Primary earnings per common share                                         0.30              0.52
Fully diluted earnings per common share                                   0.30              0.51

The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1995.

9.  EMPLOYEE BENEFIT PLANS

Effective July 1, 1995, the Company established the USA Waste Services, Inc. Employee Savings Plan ("the Savings Plan"), a qualified defined contribution retirement plan, covering employees (except those working subject to a collective bargaining agreement) 21 years of age or older who have completed one year of service or were actively employed on the Savings Plan's commencement date. The Savings Plan allows eligible employees to contribute up to the lesser of 15% of their annual compensation or the maximum permitted under IRS regulations to various investment funds. The Company matches 50% of the first 6% an employee contributes. Both employee and Company contributions vest immediately. In 1996 and 1995, the Company contributed approximately $1,248,000 and $218,000, respectively, and incurred approximately $148,000 and $25,000, respectively, in administrative fees.

Western has a qualified defined contribution plan which generally covers all full time salaried and clerical employees not represented by a bargaining agreement. Eligible employees are allowed to contribute up to the lesser of 20% of their annual compensation or the maximum permitted under IRS regulations to various investment funds. At its discretion, Western can match up to 50% of the amount contributed by employees. Contributions to this plan were discontinued January 1, 1997. Western's contributions for 1996, 1995, and 1994, represented by issuance of Western common stock, were $753,000, $698,000, and $661,000, respectively.

Sanifill has a defined contribution plan for employees meeting certain employment requirements. Eligible employees are allowed to contribute up to the lesser of 15% of their annual compensation or the maximum permitted under IRS regulations to various investment funds. Sanifill matches all employee contributions up to 3%. Contributions to this plan were discontinued January 1, 1997. Sanifill matching contributions were approximately $1,049,000, $700,000, and $500,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

Sanifill has an Employee Stock Purchase Plan ("ESPP") for all active employees who have completed one year of continuous service. Employees may contribute from 1% to 5% of their compensation. In addition, during any purchase period, as defined, a single additional contribution of $25, or any multiple thereof not exceeding $2,000, may be made by a participant to their account. At the end of each purchase period, each participant's account balance is applied to acquire common stock of Sanifill at 85% of the market value, as defined, on the first day or last day of the purchase period, whichever price is lower. The maximum amount per employee that may be contributed during any plan year, as defined, shall not exceed $25,000. Contributions to the ESPP were discontinued upon consummation of the Sanifill Merger. The number of shares reserved for purchase under the ESPP is 470,886 and may be from either authorized and unissued shares or treasury shares.

10.  INCOME TAXES

The provision for income taxes consists of the following (in thousands):

                                                         Years Ended December 31,
                                            ---------------------------------------------------
                                                 1996              1995              1994
                                            ---------------   ---------------  ----------------
Current:
   Domestic                                        $ 52,063          $ 43,689          $ 33,110
   Foreign                                            5,375               407                66
                                            ---------------   ---------------  ----------------
                                                     57,438            44,096            33,176
                                            ---------------   ---------------  ----------------

Deferred:
   Domestic                                          13,399            16,730           (24,450)
   Foreign                                             (439)             (513)              233
                                            ---------------   ---------------  ----------------
                                                     12,960            16,217           (24,217)
                                            ---------------   ---------------  ----------------
         Provision for income taxes                $ 70,398          $ 60,313           $ 8,959
                                            ===============   ===============  ================

The difference between federal income taxes at the statutory rate and the provision for income taxes for the years presented above is as follows (in thousands):

                                                                         Years Ended December 31,
                                                             -------------------------------------------------
                                                                  1996              1995             1994
                                                             --------------    --------------   --------------
Provision for income taxes at federal statutory rate               $ 48,558          $ 49,381          $ 7,325
Prior year income tax adjustment                                         --                --           (4,300)
Nondeductible expenses                                               13,974             8,011            6,616
State and local income taxes, net of federal income tax
   benefit                                                            7,038             4,050            3,981
Foreign income taxes                                                  1,977               494               --
Net change in valuation allowance                                      (270)              (36)            (472)
Other                                                                  (879)           (1,587)          (4,191)
                                                             --------------    --------------   --------------
         Provision for income taxes                                $ 70,398          $ 60,313          $ 8,959
                                                             ==============    ==============   ==============


Chambers' corporate tax returns for 1988 through 1992 are currently under examination by the Internal Revenue Service ("IRS"). The Company has reached tentative agreement with the IRS regarding the tax treatment of certain costs and expenses deducted for financial statement purposes in these open tax years. That agreement is subject to the approval of the Joint Committee on Taxation. Western's corporate tax returns for fiscal years 1991 through 1993 are currently under examination by the IRS. The IRS has proposed adjustments for these years, which the Company is vigorously protesting, which neither alone nor in aggregate would have a material effect on the Company's financial position, results of operations or cash flows when resolved. USA Waste's 1994 corporate tax return is currently under examination by the IRS.

The components of the net deferred tax assets are as follows (in thousands):

                                                                                   December 31,
                                                                         ---------------------------------
                                                                              1996              1995
                                                                         ---------------   ---------------
Deferred tax assets:
   Net operating loss carryforwards                                            $ 87,496          $ 98,291
   Litigation settlements                                                            --            27,897
   Closure, post-closure, and other reserves                                     46,452            39,409
   Self insurance                                                                 5,042             5,243
   Asset impairments, losses from planned asset divestures, and other            57,626            24,768
   Valuation allowance                                                          (24,000)          (24,270)
                                                                         --------------    --------------
          Deferred tax assets                                                   172,616           171,338
Deferred tax liabilities:
   Property, equipment, intangible assets, and other                            169,476           163,009
                                                                         --------------    --------------
          Net deferred tax assets                                               $ 3,140           $ 8,329
                                                                         ==============    ==============


At December 31, 1996, the Company had approximately $219,111,000 of net operating loss ("NOL") carryforwards, primarily as a result of losses incurred by Chambers prior to the Company's merger with Chambers. Most of the NOL carryforwards will begin to expire in 2007. The use of the NOL carryforwards is subject to annual limitations of approximately $39,000,000 due to an ownership change within the meaning of Section 382 of the Internal Revenue Code. The valuation allowance as of December 31, 1996 and 1995, primarily relates to a portion of the NOL carryforwards which are likely to expire prior to utilization by the Company.

In December 1996, in connection with the settlement of Chambers' shareholder litigation (see Note 12), the Claims Administrator of the Settlement Fund Escrow Account distributed the shareholder litigation settlement to the claimants. The distribution resulted in a portion of the $75,300,000 shareholder litigation settlement charge in 1994 becoming deductible in 1996.

11.  UNUSUAL ITEMS

A summary of unusual items is as follows (in thousands):

                                                                                 Years Ended December 31,
                                                                     -------------------------------------------------
                                                                           1996             1995             1994
                                                                     ----------------   -------------   --------------
Provision for asset impairments, abandoned projects, and
   estimated losses related to the disposition of non-core
   business assets                                                          $ 35,848            $ --          $ 9,351
Provisions for losses on contractual commitments                              23,128           1,313            2,252
Reversal of prior provisions for losses on asset divestitures and
   contractual commitments                                                        --              --           (3,565)
Financing and professional fees                                                   --             610               --
Corporate and regional restructurings                                             --           2,810              825
Western retirement benefits                                                    4,824              --               --
                                                                     ----------------   -------------   --------------
          Total unusual items                                               $ 63,800         $ 4,733          $ 8,863
                                                                     ================   =============   ==============

In the second quarter of 1996, unusual items include approximately $4,824,000 of retirement benefits associated with Western's pre-merger retirement plan and approximately $8,128,000 of estimated future losses related to municipal solid waste contracts in California as a result of the continuing decline in prices of recyclable materials. In the third quarter of 1996, the Company also recognized approximately $50,848,000 of unusual items. The unusual items included $28,900,000 of estimated losses related to the disposition of certain non-core business assets, $15,000,000 of project reserves related to certain Mexico operations, and $6,948,000 of various other terminated projects.

In 1992, Chambers became a defendant in shareholder litigation arising out of financial statement revisions (see Note 12) and, as a result of noncompliance with certain covenants of its various long-term borrowing agreements, commenced restructuring of its principal credit facilities and surety arrangements. Chambers also initiated a major restructuring of its operations which included a program to divest certain businesses that no longer met strategic and performance objectives, the abandonment of various development activities, and the reorganization of its corporate and regional operations. In 1995 and 1994, Chambers incurred substantial expenses related to these matters as discussed below.

In 1995, Chambers recorded charges of $2,810,000 for severance and other termination benefits paid to former Chambers employees in connection with its pre-merger reorganization, $1,313,000 of estimated future losses associated with the renegotiated Bergen County, New Jersey, municipal solid waste contract, and $610,000 of shareholder litigation settlement costs.

In 1994, Chambers recorded charges of $3,366,000 for losses on asset divestitures, including $1,114,000 to adjust a 1993 estimate of the loss on divestiture of a collection, recycling, and transfer station operation and $2,252,000 related to the estimated future loss on a municipal contract. During 1994, Chambers also reversed 1993 provisions for losses on asset divestitures and contractual commitments of $3,565,000, including $2,000,000 previously recorded for losses expected to be incurred on a municipal contract with respect to which Chambers was able to negotiate an early termination and $1,053,000 of excess reserve related to the sale of a recycling operation and certain real estate.

In 1994, Chambers also recorded net charges of $8,237,000 for asset impairments and abandoned projects, including $6,978,000 to reduce the carrying value of Chambers' medical, special, and municipal waste incinerator facility to its estimated net realizable value, determined as the present value of future cash flows discounted at 12%. A permanent decline in the value of the incinerator became evident as Chambers management determined its investment could not be recovered through future operations, given current and forecasted pricing, waste mix, and capacity trends as well as then recently proposed regulations with respect to medical waste incinerator facilities and general declines in the value of waste incinerator businesses. During 1994, Chambers also reached a favorable settlement of previously reported litigation related to certain contracts entered into with respect to its purchase of a landfill and its prior purchase of a collection company. The settlement amount is included as a credit to unusual items and includes receipt by Chambers of $1,200,000 in cash and the forgiveness of all remaining non-compete payments totaling $525,000 that were to have been paid by Chambers to various individuals in 1994, 1995, and 1996. The remaining charge of $2,984,000 results from changes in 1993 estimates for certain asset impairments and abandoned projects. In addition, Chambers recorded a charge of $825,000 primarily relating to severance benefits paid to employees terminated as part of Chambers' continued reorganization. With the exception of the $1,200,000 litigation settlement received by Chambers and the $825,000 payment of severance benefits, there was no cash flow effect related to these unusual charges.

12.  SHAREHOLDER LITIGATION SETTLEMENT

In 1994, in connection with the settlement of certain Chambers' shareholder litigation, Chambers accrued $85,300,000 for the cost of the settlements and $4,100,000 for other litigation related costs, of which $79,400,000 was recorded as an expense and paid in 1995 and $10,000,000 was recorded as an asset and ultimately paid from the proceeds of Chambers' directors and officers liability insurance policy.

13.  RELATED PARTY TRANSACTIONS

The Chambers' headquarters facility was leased from the principal stockholders of Chambers under a lease dated December 29, 1986, with an initial term expiring in October 2006 and a ten-year renewal option. The agreement provided for monthly lease payments (aggregating $531,000 during 1995) prior to the Company being released from the lease by assuming the related mortgage of $1,945,000 from the principal stockholders of Chambers in July 1995.

In August 1995 and pursuant to the terms of the Chambers merger, the Company exercised an option to purchase real estate from John G. Rangos, Sr., a principal stockholder of Chambers and a director of the Company, and Michael J. Peretto, a former director of Chambers, and certain members of his family. The real estate is adjacent to the Company's Monroeville landfill. The option to purchase the real estate was granted pursuant to agreements among the parties dated July 8, 1993. The total consideration paid by the Company for the real estate was $2,986,000, of which $2,103,000 was paid to John G. Rangos, Sr. and $883,000 was paid to Mr. Peretto and members of his family.

Pursuant to the terms of the Western Merger, the Company and the Shirvanian Family Investment Partnership (the "Partnership"), of which Kosti Shirvanian, a director of the Company, is a general partner, transferred to the Company the Partnership's interests in the land and improvements constituting a portion of a transfer station in Carson, California, in exchange for the issuance by the Company of 337,500 shares of Company common stock.

14.  COMMITMENTS AND CONTINGENCIES

Operating leases -- The Company has entered into certain noncancelable operating leases for vehicles, equipment, offices, and other facilities which expire through 2011, certain of which contain renewal options. Lease expense aggregated $7,654,000, $15,954,000, and $20,492,000 during 1996, 1995, and 1994, respectively. Future minimum lease payments under operating leases in effect at December 31, 1996 are 1997 -- $8,115,000; 1998 -- $6,215,000; 1999 --
$4,640,000; 2000 -- $3,661,000; 2001 -- $3,284,000; and thereafter $11,024,000.

Environmental matters -- The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations in the United States and elsewhere that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

Litigation -- On or about March 8, 1993, an action was filed in the United States District Court for the Western District of Pennsylvania, captioned Option Resource Group, et al. v. Chambers Development Company, Inc., et al., Civil Action No. 93-354. This action was brought by a market maker in options in Chambers stock and two of its general partners and asserts federal securities law and common law claims alleging that Chambers, in publicly disseminated materials, intentionally or negligently misstated its earnings and that Chambers' officers and directors committed mismanagement and breach of fiduciary duties. These plaintiffs alleged that, as a result of large amounts of put options traded on the Chicago Board of Options Exchange between March 13 and March 18, 1992, they engaged in offsetting transactions resulting in approximately $2,100,000 in losses. The plaintiffs in Option Resource Group had successfully requested exclusion from a now settled class action of consolidated suits instituted on similar claims ("Class Action"). In response to discovery on damages, the plaintiffs reduced their damages claim to $433,000 in alleged losses, plus interest and attorneys' fees, for a total damage claim of $658,000 as of August 21, 1995. Discovery was completed and a trial date was set for early 1997, then postponed by the court. The case was resolved through an alternate dispute resolution process in the federal court. Plaintiffs were awarded $260,000, plus interest in the alternative dispute resolution proceeding.

On August 3, 1995, Frederick A. Moran and certain related persons and entities filed a lawsuit against Chambers, certain former officers and directors of Chambers, and Grant Thornton, LLP, in the United States District Court for the Southern District of New York under the caption Moran, et al. v. Chambers, et al., Civil Action No. 95-6034. Plaintiffs, who claimed to represent approximately 484,000 shares of Chambers stock, requested exclusion from the settlement agreements which resulted in the resolution of the Class Action and asserted that they incurred losses attributable to shares purchased during the class period and certain additional losses by reason of alleged management misstatements during and after the class period. The claimed losses include damages to Mr. Moran's business and reputation. The Judicial Panel on Multidistrict Litigation transferred this case to the United States District Court for the Western District of Pennsylvania. Discovery closed on June 30, 1997, and the parties have agreed to a settlement in which Chambers will pay $550,000 to settle all claims against it and its former officers and directors, and Grant Thornton will pay $50,000. A settlement agreement is in the process of being executed by the respective parties.

On April 17, 1997, a purported class action on behalf of the public shareholders of United entitled Schipper v. United Waste et al., Civil Action No. 15664-NC, was filed in the Court of Chancery of the State of Delaware against United and each of the members of United's Board of Directors asserting, among other things, that defendants breached their fiduciary duties to stockholders of United in negotiating the Merger Agreement with the Company and in engaging in certain related alleged acts and omissions. The complaint seeks, among other things, injunctive and other equitable relief against consummation of the United Merger, and damages and costs in an unspecified amount. The United Merger was closed on August 26, 1997, and the Company believes this claim is without merit.

The Company is a party to various other litigation matters arising in the ordinary course of business. Management believes that the ultimate resolution of these matters will not have a material adverse impact on the Company's financial position, results of operations or cash flows. In the normal course of its business and as a result of the extensive government regulation of the solid waste industry, the Company periodically may become subject to various judicial and administrative proceedings and investigations involving federal, state, or local agencies. To date, the Company has not been required to pay any material fine or had a judgment entered against it for violation of any environmental law. From time to time, the Company also may be subjected to actions brought by citizen's groups in connection with the permitting of landfills or transfer stations, or alleging violations of the permits pursuant to which the Company operates. From time to time, the Company is also subject to claims for personal injury or property damage arising out of accidents involving its vehicles.

Insurance -- The Company carries a broad range of insurance coverages, which management considers prudent for the protection of the Company's assets and operations. Some of these coverages are subject to varying retentions of risk by the Company. The casualty coverages currently include $2,000,000 primary commercial general liability and $1,000,000 primary automobile liability supported by $200,000,000 in umbrella insurance protection. The property policy provides insurance coverage for all of the Company's real and personal property, including California earthquake perils. The Company also carries $200,000,000 in aircraft liability protection.

The Company maintains workers' compensation insurance in accordance with laws of the various states and countries in which it has employees. The Company also currently has an environmental impairment liability ("EIL") insurance policy for certain of its landfills, transfer stations, and recycling facilities that provides coverage for property damages and/or bodily injuries to third parties caused by off-site pollution emanating from such landfills or transfer stations. This policy provides $5,000,000 of coverage per incident with a $10,000,000 aggregate limit.

To date, the Company has not experienced any difficulty in obtaining insurance. However, if the Company in the future is unable to obtain adequate insurance, or decides to operate without insurance, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect to the Company's financial condition, results of operations or cash flows. Additionally, continued availability of casualty and EIL insurance with sufficient limits at acceptable terms is an important aspect of obtaining revenue-producing waste service contracts.

15.  SELECTED QUARTERLY FINANCIAL DATA, UNAUDITED

The following table summarizes the unaudited consolidated quarterly results of operations for 1996 and 1995 (in thousands, except per share amounts):

                                                    First       Second         Third       Fourth
                                                   Quarter      Quarter       Quarter      Quarter
                                                  ----------   ----------    ----------   --------
Operating revenues:
   1996                                          $  352,105   $  410,000    $  442,801   $444,225
                                                 ==========   ==========    ==========   ========
   1995                                          $  265,071   $  295,609    $  325,757   $329,645
                                                 ==========   ==========    ==========   ========
Income (loss) from operations:
   1996                                          $   66,880   $   40,047    $  (27,298)  $106,530
                                                 ==========   ==========    ==========   ========
   1995                                          $   39,860   $   21,909    $   68,384   $ 68,976
                                                 ==========   ==========    ==========   ========
Income (loss) before income taxes:
   1996                                          $   55,529   $   25,507    $  (38,701)  $ 96,402
                                                 ==========   ==========    ==========   ========
   1995                                          $   25,027   $    2,067    $   55,503   $ 58,492
                                                 ==========   ==========    ==========   ========
Net income (loss):
   1996                                          $   33,430   $    5,021    $  (27,471)  $ 57,359
                                                 ==========   ==========    ==========   ========
   1995                                          $   15,119   $   (4,632)   $   33,463   $ 36,826
                                                 ==========   ==========    ==========   ========
Primary earnings (loss) per common share:
   1996                                          $     0.19   $     0.03    $    (0.16)  $   0.31
                                                 ==========   ==========    ==========   ========
   1995                                          $     0.11   $    (0.03)   $     0.22   $   0.22
                                                 ==========   ==========    ==========   ========
Fully diluted earnings (loss) per common share:
   1996                                          $     0.19   $     0.03    $    (0.16)  $   0.30
                                                 ==========   ==========    ==========   ========
   1995                                          $     0.11   $    (0.03)   $     0.22   $   0.22
                                                 ==========   ==========    ==========   ========

Primary and fully diluted earnings per common share for each of the quarters presented above is based on the respective weighted average number of common and common equivalent shares outstanding for each period and the sum of the quarters may not necessarily be equal to the full year primary and fully diluted earnings per common share amounts.

Amounts presented for 1996 and 1995 are restated for the pooling of interests transactions with United, Sanifill, Western, and Chambers, as discussed in Note 2, and are different from amounts originally reported. The results of operations for 1996 and 1995 include certain nonrecurring charges for merger costs, unusual items, and nonrecurring interest, as disclosed elsewhere herein. In 1996, nonrecurring charges amounted to $53,248,000, $135,599,000, and $1,579,000 in the second, third, and fourth quarters, respectively. In 1995, nonrecurring charges amounted to $4,206,000, $37,160,000, and $900,000 in the first, second, and third quarters, respectively.

16.  SUBSEQUENT EVENTS

In connection with the Sanifill Merger, the United States Department of Justice ordered the divestiture of certain solid waste collection and disposal assets and operations in Houston, Texas. On January 31, 1997, the Company sold these assets to TransAmerican Waste Industries, Inc. ("TransAmerican") for $13,600,000 in cash plus warrants to purchase 1,500,000 shares of TransAmerican's common stock at an exercise price of $1.50 per share. The warrants are exercisable for a period of five years.

On March 12, 1997, the Company acquired all of the Canadian solid waste subsidiaries of Allied Waste Industries, Inc., representing 41 collection businesses, seven landfills, and eight transfer stations in the provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, and Saskatchewan, for approximately $518,000,000 in cash. The acquisition was accounted for under the purchase method of accounting.

On April 1, 1997, the Company acquired substantially all of the assets of Mid-American Waste Systems, Inc. for approximately $201,000,000, consisting primarily of cash and a limited amount of debt assumption. The assets acquired include 11 collection businesses, 11 landfills, six transfer stations, and three recycling centers. The acquisition was accounted for as a purchase.

On June 1, 1997, the Company sold eight collection businesses, eight landfills, and six transfer stations to Allied Waste Industries, Inc. for approximately $88,000,000.

On June 10, 1997, the Company acquired the majority of the Waste Management, Inc. Canadian solid waste businesses for $124,000,000 in cash and 1,705,757 shares of the Company's common stock. The assets acquired include 13 collection businesses, one landfill, and three transfer stations in the provinces of Alberta, British Columbia, Ontario, and Quebec. The acquisition was accounted for as a purchase.

In addition to the aforementioned purchase acquisitions, from January 1, 1997 through September 30, 1997, the Company acquired 160 collection businesses, 19 transfer stations, 14 landfills, and one recycling business for approximately $476,153,000 in cash, $37,974,000 in liabilities incurred or debt assumed, and 3,729,000 shares of the Company's common stock. These acquisitions were accounted for as purchases.

The unaudited pro forma information set forth below assumes 1995, 1996, and through September 30, 1997, acquisitions accounted for as purchases had occurred at the beginning of 1995. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time (in thousands, except per share amounts):

                                                                        Years Ended December 31,
                                                              ---------------------------------------------
                                                                      1996                     1995
                                                              --------------------     --------------------
Operating revenues                                                    $ 2,818,399              $ 2,689,322
Net income                                                                129,324                  155,684
Primary earnings per common share                                            0.68                     0.96
Fully diluted earning per common share                                       0.68                     0.95

In addition to the above described acquisitions, the Company consummated 23 acquisitions accounted for as poolings of interests from January 1, 1997 through September 30, 1997, pursuant to which the Company issued 7,057,000 shares of its common stock. Periods prior to the consummation of these acquisitions were not restated to include the accounts and operations of the acquired companies as the combined results would not be materially different from the results as presented.

On February 7, 1997, the Company issued $535,275,000 of 4% convertible subordinated notes, due on February 1, 2002 ("Convertible Notes Offering"). Interest is payable semi-annually in February and August. The notes are convertible into shares of the Company's common stock at a conversion price of $43.56 per share. The notes are subordinated in right of payment to all existing and future senior indebtedness, as defined. The notes are redeemable after February 1, 2000 at the option of the Company at 101.6% of the principal amount, declining to 100.8% of the principal amount on February 1, 2001 and thereafter until maturity at which time the notes will be redeemed at 100%, plus accrued interest. Deferred offering costs of approximately $14,000,000 were incurred and are being amortized ratably over the life of the notes. The proceeds were primarily used to repay debt under the Company's Credit Facility and for general corporate purposes.

On February 7, 1997, concurrent with the Convertible Notes Offering, the Company completed a public offering of 11,500,000 shares of its common stock, priced at $35.125 per share. The net proceeds of approximately $387,438,000 were primarily used to repay debt under the Company's Credit Facility and for general corporate purposes.

On March 3, 1997, United completed a public offering in which it issued 3,450,000 shares of its common stock, priced at $36.50 per share (equivalent to 3,708,750 shares of the Company's common stock, priced at $33.95 per share). The net proceeds of approximately $119,000,000 were used to repay approximately $47,000,000 of debt under United's credit facility and for general corporate purposes.

During August 1997 and September 1997, the Company prepaid the holders of both privately placed senior note issuances with proceeds from its senior revolving credit facility. Interest on these privately placed senior notes ranged from 7.29% to 8.44%. In connection with this transaction, the Company was required to pay prepayment penalties of approximately $7,975,000 which will be accounted for as an extraordinary item in the third quarter of 1997.

On September 12, 1997, the Company issued $300,000,000 of 7% senior notes, due on October 1, 2004, and $300,000,000 of 7.125% senior notes, due on October 1, 2007 (the "Senior Notes"). The Senior Notes constitute senior and unsecured obligations of the Company, ranking equal in right of payment with all other senior and unsecured obligations of the Company, as defined. The Senior Notes are redeemable at the option of the Company at any time and from time to time at 100% of the principal amount of such notes, plus accrued interest. Deferred offering costs of approximately $4,125,000 were incurred and are being amortized ratably over the life of the Senior Notes. The proceeds were used to repay debt under the Company's revolving credit facility. In anticipation of this debt offering, the Company entered into interest rate locks on July 25, 1997, with various institutions as a hedging transaction to cover the future issuance of $600,000,000 of debt. The gain realized from this hedging transaction of approximately $5,632,000 will be amortized over the life of the Senior Notes using the effective interest method and will have the effect of reducing the all-inclusive interest rate to 6.90% on the 7% senior notes, due on October 1, 2004, and 7.06% on the 7.125% senior notes, due on October 1, 2007.

                            USA WASTE SERVICES, INC.
           SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)
                                   (UNAUDITED)

                                                                June 30,    December 31,
ASSETS                                                           1997          1996
                                                             -----------    -----------
Current assets:
    Cash and cash equivalents                                $    69,760    $    26,079
    Accounts receivable, net                                     396,531        265,002
    Notes and other receivables                                   70,089         38,495
    Deferred income taxes                                         41,593         48,561
    Prepaid expenses and other                                    67,303         49,365
                                                             -----------    -----------
       Total current assets                                      645,276        427,502

Notes and other receivables                                       56,345         49,059
Property and equipment, net                                    3,355,669      2,198,231
Excess of cost over net assets of acquired businesses, net     1,206,528        715,910
Other intangible assets, net                                      90,116         88,341
Other assets                                                     205,175        152,504
                                                             -----------    -----------
       Total assets                                          $ 5,559,109    $ 3,631,547
                                                             ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                         $   178,679    $   118,823
    Accrued liabilities                                          193,844        206,591
    Deferred revenues                                             52,927         35,640
    Current maturities of long-term debt                          56,559         34,606
                                                             -----------    -----------
       Total current liabilities                                 482,009        395,660

Long-term debt, less current maturities                        2,270,852      1,470,282
Deferred income taxes                                            171,804         45,421
Closure, post-closure, and other liabilities                     298,214        246,194
                                                             -----------    -----------
       Total liabilities                                       3,222,879      2,157,557
                                                             -----------    -----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $1.00 par value; 10,000,000                      --             --
       shares authorized; none issued
    Common stock, $.01 par value;
       500,000,000 shares authorized; 208,614,703 and
       181,630,519 shares issued, respectively                     2,086          1,816
    Additional paid-in capital                                 2,218,763      1,504,449
    Retained earnings (accumulated deficit)                      131,723        (15,948)
    Foreign currency translation adjustment                      (15,858)       (15,843)
    Less treasury stock at cost, 23,485 shares                      (484)          (484)
                                                             -----------    -----------
       Total stockholders' equity                              2,336,230      1,473,990
                                                             -----------    -----------
       Total liabilities and stockholders' equity            $ 5,559,109    $ 3,631,547
                                                             ===========    ===========


  The accompanying notes are an integral part of these supplemental interim condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
      SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                              Three Months Ended June 30,    Six Months Ended June 30,
                                              --------------------------    --------------------------
                                                 1997           1996           1997           1996
                                              -----------    -----------    -----------    -----------
Operating revenues                            $   656,225    $   410,000    $ 1,116,709    $   762,105
                                              -----------    -----------    -----------    -----------

Costs and expenses:
   Operating (exclusive of depreciation
        and amortization shown below)             340,147        220,678        581,465        418,320
   General and administrative                      71,730         49,605        125,407         96,061
   Depreciation and amortization                   75,406         46,422        131,584         87,549
   Merger costs                                     3,263         40,296          5,259         40,296
   Unusual items                                       --         12,952             --         12,952
                                              -----------    -----------    -----------    -----------
                                                  490,546        369,953        843,715        655,178
                                              -----------    -----------    -----------    -----------
Income from operations                            165,679         40,047        272,994        106,927
                                              -----------    -----------    -----------    -----------

Other income (expense):
   Interest expense                               (25,174)       (15,028)       (41,272)       (29,663)
   Interest and other income, net                   5,738            488         11,437          3,772
                                              -----------    -----------    -----------    -----------
                                                  (19,436)       (14,540)       (29,835)       (25,891)
                                              -----------    -----------    -----------    -----------

Income before income taxes                        146,243         25,507        243,159         81,036
Provision for income taxes                         58,947         20,486         97,901         42,585
                                              -----------    -----------    -----------    -----------
Net income                                    $    87,296    $     5,021    $   145,258    $    38,451
                                              ===========    ===========    ===========    ===========

Primary earnings per common share             $      0.40    $      0.03    $      0.70    $      0.22
                                              ===========    ===========    ===========    ===========

Fully diluted earnings per common share       $      0.40    $      0.03    $      0.69    $      0.22
                                              ===========    ===========    ===========    ===========

Primary weighted average number of common
   and common equivalent shares outstanding       223,928        182,072        215,338        178,340
                                              ===========    ===========    ===========    ===========

Fully diluted weighted average number of
   common and common equivalent shares
   outstanding                                    233,434        182,072        224,723        178,340
                                              ===========    ===========    ===========    ===========


  The accompanying notes are an integral part of these supplemental interim condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
 SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                                     Retained       Foreign
                                                                      Additional     Earnings       Currency
                                              Preferred  Common        Paid-in     (Accumulated    Translation      Treasury
                                                Stock     Stock        Capital       Deficit)       Adjustment       Stock
                                                ----   -----------   -----------    -----------    -----------    -----------
Balance, December 31, 1996                      $ --   $     1,816   $ 1,504,449    $   (15,948)   $   (15,843)   $      (484)

   Common stock options and warrants
       exercised, including tax benefits          --            23        41,766             --             --             --
   Common stock issued in purchase
       acquisitions and development projects      --            80       257,883             --             --             --
   Common stock issued for acquisitions
       accounted for as poolings of interests     --            49        16,357             --             --             --
   Common stock issued in public offering         --           115       387,323             --             --             --
   Foreign currency translation adjustment        --            --            --             --            (15)            --
   Transactions of pooled companies               --            --        (1,735)         2,413             --             --
   Other                                          --             3        12,720             --             --             --
   Net income                                     --            --            --        145,258             --             --
                                                ----   -----------   -----------    -----------    -----------    -----------

Balance, June 30, 1997                          $ --   $     2,086   $ 2,218,763    $   131,723    $   (15,858)   $      (484)
                                                ====   ===========   ===========    ===========    ===========    ===========


  The accompanying notes are an integral part of these supplemental interim condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
      SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                         Six Months Ended June 30,
                                                        --------------------------
                                                           1997           1996
                                                        -----------    -----------
Cash flows from operating activities:
     Net income                                         $   145,258    $    38,451
     Adjustments to reconcile net income to net
       cash provided by operating activities:
       Depreciation and amortization                        131,584         87,549
       Deferred income taxes                                 36,231         15,022
       Changes in assets and liabilities, net of
            effects of acquisitions and divestitures       (207,497)       (31,304)
                                                        -----------    -----------
         Net cash provided by operating activities          105,576        109,718
                                                        -----------    -----------

Cash flows from investing activities:
     Acquisitions of businesses, net of cash acquired    (1,168,677)      (205,160)
     Capital expenditures                                  (208,738)      (173,445)
     Loans and advances to others                           (37,732)       (15,086)
     Collection of loans and advances to others               6,336          1,472
     Proceeds from sale of assets                           109,026          3,468
     Change in restricted funds                               6,342        (14,575)
                                                        -----------    -----------
         Net cash used in investing activities           (1,293,443)      (403,326)
                                                        -----------    -----------

Cash flows from financing activities:
     Proceeds from issuance of long-term debt             1,658,295        837,941
     Principal payments on long-term debt                  (948,465)      (503,254)
     Net proceeds from issuance of common stock             506,381          2,033
     Proceeds from exercise of common stock
       options and warrants                                  23,739         26,614
     Other                                                   (8,276)          (571)
                                                        -----------    -----------
         Net cash provided by financing activities        1,231,674        362,763
                                                        -----------    -----------

Effect of exchange rate changes on cash and
       cash equivalents                                        (126)             1
                                                        -----------    -----------

Increase in cash and cash equivalents                        43,681         69,156
Cash and cash equivalents at beginning of period             26,079         27,780
                                                        -----------    -----------
Cash and cash equivalents at end of period              $    69,760    $    96,936
                                                        ===========    ===========


  The accompanying notes are an integral part of these supplemental interim condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
    NOTES TO SUPPLEMENTAL INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The supplemental interim condensed consolidated balance sheets of USA Waste Services, Inc. and subsidiaries (the "Company") as of June 30, 1997 and December 31, 1996, the supplemental interim condensed consolidated statements of operations for the three and six months ended June 30, 1997 and 1996, the supplemental interim condensed consolidated statement of stockholders' equity for the six months ended June 30, 1997, and the supplemental interim condensed consolidated statements of cash flows for the six months ended June 30, 1997 and 1996 are unaudited. In the opinion of management, such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations, and cash flows for the periods presented. The Company has restated the previously issued financial statements for the three and six months ended June 30, 1997 and 1996 to reflect the merger with United Waste Systems, Inc. ("United") consummated on August 26, 1997, accounted for using the pooling of interests method of accounting.

1.  BUSINESS COMBINATIONS

On August 26, 1997, the Company consummated a merger agreement with United (the "United Merger") accounted for as a pooling of interests and, accordingly, the accompanying supplemental financial statements have been restated to include the accounts and operations of United for all periods presented. Under the terms of the United Merger, the Company issued 1.075 shares of its common stock for each share of United outstanding common stock. Additionally, at the effective date of the United Merger, all United stock options, whether or not such stock options had vested or had become exercisable, were cancelled in exchange for shares of the Company's common stock equal in market value to the fair value of such United stock options, as determined by an independent third party. The United Merger increased the Company's outstanding shares of common stock by approximately 51,900,000 shares, which includes approximately 1,900,000 shares exchanged for the aforementioned United stock options. In the third quarter of 1997, the Company incurred approximately $89,152,000 in merger related costs associated with the United Merger.

Combined and separate results of operations of the Company prior to consummation of the merger ("USA Waste") and United for the restated periods are as follows (in thousands):

                                                           USA Waste             United               Combined
                                                       ------------------   -----------------   --------------------
Six months ended June 30, 1997 (unaudited):
   Operating revenues                                          $ 900,090           $ 216,619            $ 1,116,709
   Income before income taxes                                    202,349              40,810                243,159
   Net income                                                    121,409              23,849                145,258
Six months ended June 30, 1996 (unaudited):
   Operating revenues                                          $ 610,267           $ 151,838            $   762,105
   Income before income taxes                                     59,430              21,606                 81,036
   Net income                                                     25,584              12,867                 38,451

On March 12, 1997, the Company acquired all of the Canadian solid waste subsidiaries of Allied Waste Industries, Inc., representing 41 collection businesses, seven landfills, and eight transfer stations in the provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, and Saskatchewan for approximately $518,000,000 in cash. The acquisition was accounted for as a purchase.

On April 1, 1997, the Company acquired substantially all of the assets of Mid-American Waste Systems, Inc. for approximately $201,000,000, consisting primarily of cash and a limited amount of debt assumption. The assets acquired include 11 collection businesses, 11 landfills, six transfer stations, and three recycling businesses. The acquisition was accounted for as a purchase.

On June 10, 1997, the Company acquired the majority of the Waste Management, Inc. Canadian solid waste businesses for $124,000,000 in cash and 1,705,757 shares of the Company's common stock. The assets acquired include 13 collection businesses, one landfill, and three transfer stations in the provinces of Alberta, British Columbia, Ontario, and Quebec. The acquisition was accounted for as a purchase.

During the six months ended June 30, 1997, in addition to the above described transactions, the Company acquired 98 collection businesses, eight landfills, 12 transfer stations, and one recycling business for approximately $367,176,000 in cash, $35,934,000 in liabilities incurred or debt assumed, and 2,364,000 shares of the Company's common stock. These acquisitions were accounted for as purchases.

The unaudited pro forma information set forth below assumes all first and second quarter 1997 acquisitions accounted for as purchases and all 1996 acquisitions accounted for as purchases had occurred at the beginning of 1996. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time (in thousands, except per share amounts):

                                                             Six Months Ended June 30,
                                                     -------------------------------------------
                                                            1997                   1996
                                                     --------------------   --------------------
Operating revenues                                           $ 1,372,614            $ 1,345,198
Net income                                                       155,957                 69,723
Primary earnings per common share                                   0.74                   0.38
Fully diluted earnings per common                                   0.72                   0.38

In addition to the above described transactions, the Company consummated 15 acquisitions accounted for as poolings of interests during the six months ended June 30, 1997, pursuant to which the Company issued 4,273,000 shares of its common stock. Periods prior to the date of consummation of these acquisitions were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as presented.

2.  DIVESTITURES

In connection with the Company's merger with Sanifill, Inc., consummated on August 30, 1996, the United States Department of Justice ordered the divestiture of certain solid waste collection and disposal assets and operations in Houston, Texas. On January 31, 1997, the Company sold these assets to TransAmerican Waste Industries, Inc. ("TransAmerican") for $13,600,000 in cash plus warrants to purchase 1,500,000 shares of TransAmerican's common stock at an exercise price of $1.50 per share. The warrants are exercisable for a period of five years.

On June 1, 1997, the Company sold eight collection businesses, eight landfills, and six transfer stations to Allied Waste Industries, Inc. for approximately $88,000,000.

3.  LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                                                                          June 30,   December 31,
                                                                           1997         1996
                                                                        ----------   ------------
Revolving credit facility                                               $  820,000   $  637,000
United credit facility                                                          --       31,450
Senior notes, maturing in varying annual installments through
   September 2005, interest ranging from 7.29% to 8.44%                    182,500      182,500
Convertible subordinated notes, interest at 4%                             535,275           --
Convertible subordinated notes, interest at 4 1/2%                         150,000      150,000
Convertible subordinated debentures, interest at 5%                        115,000      115,000
Note payable to bank, interest at Banker's Acceptance plus 0.45%           160,000           --
Subordinated debt, maturing in varying monthly installments
   through January 2008, interest ranging from 7.25% to 10%                  5,496        5,589
Tax-exempt bonds, principal payable in periodic installments, maturing in 1997-2021, fixed and variable interest rates
  3.1% to 9.25% at June 30, 1997                                           231,014      196,439
Promissory note due September 2001, quarterly interest payments at 8%        6,000        6,000
Other                                                                      122,126      180,910
                                                                        ----------   ----------
                                                                         2,327,411    1,494,368
Less current maturities                                                     56,559       34,606
                                                                        ----------   ----------
                                                                        $2,270,852   $1,470,282
                                                                        ==========   ==========


At December 31, 1996, the Company had borrowed $637,000,000 and had letters of credit issued of $277,994,000 under its $1,200,000,000 senior revolving credit facility. The credit facility was used to refinance existing bank loans and letters of credit and to fund additional acquisitions and working capital. The credit facility was available for standby letters of credit of up to $400,000,000. Loans under the credit facility bore interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.75% per annum (spread set at 0.30% per annum, or an applicable interest rate of 5.87% per annum at December 31, 1996). The credit facility required a facility fee not to exceed 0.375% per annum on the entire available credit facility (facility fee set at 0.15% per annum at December 31, 1996). The credit facility contained financial covenants with respect to interest coverage and debt capitalization ratios. The credit facility also contained limitations on dividends, additional indebtedness, liens, and asset sales. Principal reductions were not required during the five-year term of the credit facility. On March 5, 1997, the credit facility was replaced with a $1,600,000,000 senior revolving credit facility with the same general terms, covenants, and limitations, which is available for standby letters of credit of up to $500,000,000. At June 30, 1997, the Company had borrowed $820,000,000 under its $1,600,000,000 senior revolving credit facility. The applicable interest rate and facility fee at June 30, 1997 were 6.05% per annum (including the spread set at 0.3% per annum) and 0.15% per annum, respectively.

On February 7, 1997, the Company issued $535,275,000 of 4% convertible subordinated notes, due on February 1, 2002 ("Notes Offering"). Interest is payable semi-annually in February and August. The notes are convertible into shares of the Company's common stock at a conversion price of $43.56 per share. The notes are subordinated in right of payment to all existing and future senior indebtedness, as defined. The notes are redeemable after February 1, 2000 at the option of the Company at 101.6% of the principal amount, declining to 100.8% of the principal amount on February 1, 2001 and thereafter until maturity at which time the notes will be redeemed at 100%, plus accrued interest. Deferred offering costs of approximately $14,000,000 were incurred and are being amortized ratably over the life of the notes. The proceeds were primarily used to repay debt under the Company's credit facility, to fund acquisitions, and for general corporate purposes.

On February 7, 1997, concurrent with the Notes Offering, the Company completed a public offering of 11,500,000 shares of its common stock, priced at $35.125 per share. The net proceeds of approximately $387,438,000 were primarily used to repay debt under the Company's credit facility and for general corporate purposes.

On March 3, 1997, United completed a public offering in which it issued 3,450,000 shares of its common stock, priced at $36.50 per shares (equivalent to 3,708,750 shares of the Company's common stock, priced at $33.95 per share). The net proceeds of approximately $119,000,000 were used to repay approximately $47,000,000 of debt under United's credit facility and for general corporate purposes.

On May 23, 1997, the Company borrowed $160,000,000 from a Canadian bank primarily in connection with the acquisition of a majority of the Canadian solid waste businesses of Waste Management, Inc. (see Note 1). The note bore interest at Banker's Acceptance plus 0.45%. On July 7, 1997, the Company retired the $160,000,000 Canadian borrowings with proceeds from its revolving credit facility.

Other long-term debt at June 30, 1997 and December 31, 1996 consists of miscellaneous notes payable and obligations under capital leases. Other long-term debt at December 31, 1996 also included $83,475,000 payable to the former owners of a landfill and collection operation acquired by the Company in December 1996. This amount was paid in January 1997 through additional borrowings under the revolving credit facility.

4.  INCOME TAXES

The difference in federal income taxes at the statutory rate and the provision for income taxes for the three and six months ended June 30, 1997, is primarily due to state and local income taxes. The difference in federal income taxes at the statutory rate and the provision for income taxes for the three and six months ended June 30, 1996, is primarily due to non-deductible merger costs and state and local income taxes.

5.  COMMITMENTS AND CONTINGENCIES

Environmental matters -- The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations in the United States and elsewhere that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

Litigation -- On or about March 8, 1993, an action was filed in the United States District Court for the Western District of Pennsylvania, captioned Option Resource Group, et al. v. Chambers Development Company, Inc., et al., Civil Action No. 93-354. This action was brought by a market maker in options in Chambers Development Company ("Chambers") stock and two of its general partners and asserts federal securities law and common law claims alleging that Chambers, in publicly disseminated materials, intentionally or negligently misstated its earnings and that Chambers' officers and directors committed mismanagement and breach of fiduciary duties. These plaintiffs alleged that, as a result of large amounts of put options traded on the Chicago Board of Options Exchange between March 13 and March 18, 1992, they engaged in offsetting transactions resulting in approximately $2,100,000 in losses. The plaintiffs in Option Resource Group had successfully requested exclusion from a now settled class action of consolidated suits instituted on similar claims ("Class Action"). In response to discovery on damages, the plaintiffs reduced their damages claim to $433,000 in alleged losses, plus interest and attorneys' fees, for a total damage claim of $658,000 as of August 21, 1995. Discovery was completed and a trial date was set for early 1997, then postponed by the court. The case was resolved through an alternate dispute resolution process in the federal court. Plaintiffs were awarded $260,000, plus interest in the alternative dispute resolution proceeding.

On August 3, 1995, Frederick A. Moran and certain related persons and entities filed a lawsuit against Chambers, certain former officers and directors of Chambers, and Grant Thornton, LLP, in the United States District Court for the Southern District of New York under the caption Moran, et al. v. Chambers, et al., Civil Action No. 95-6034.

Plaintiffs, who claimed to represent approximately 484,000 shares of Chambers stock, requested exclusion from the settlement agreements which resulted in the resolution of the Class Action and asserted that they incurred losses attributable to shares purchased during the class period and certain additional losses by reason of alleged management misstatements during and after the class period. The claimed losses include damages to Mr. Moran's business and reputation. The Judicial Panel on Multidistrict Litigation transferred this case to the United States District Court for the Western District of Pennsylvania. Discovery closed on June 30, 1997, and the parties have agreed to a settlement in which Chambers will pay $550,000 to settle all claims against it and its former officers and directors, and Grant Thornton will pay $50,000. A settlement agreement is in the process of being executed by the respective parties.

On April 17, 1997, a purported class action on behalf of the public shareholders of United entitled Schipper v. United Waste et al., Civil Action No. 15664-NC, was filed in the Court of Chancery of the State of Delaware against United and each of the members of United's Board of Directors asserting, among other things, that defendants breached their fiduciary duties to stockholders of United in negotiating the Merger Agreement with the Company and in engaging in certain related alleged acts and omissions. The complaint seeks, among other things, injunctive and other equitable relief against consummation of the United Merger, and damages and costs in an unspecified amount. The United Merger was closed on August 26, 1997, and the Company believes this claim is without merit.

The Company is a party to various other litigation matters arising in the ordinary course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect to the Company's financial position, results of operations or cash flows. In the normal course of its business and as a result of the extensive government regulation of the solid waste industry, the Company periodically may become subject to various judicial and administrative proceedings and investigations involving federal, state, or local agencies. To date, the Company has not been required to pay any material fine or had a judgment entered against it for violation of any environmental law. From time to time, the Company also may be subjected to actions brought by citizen's groups in connection with the permitting of landfills or transfer stations, or alleging violations of the permits pursuant to which the Company operates. From time to time, the Company is also subject to claims for personal injury or property damage arising out of accidents involving its vehicles or other equipment.

Insurance -- The Company carries a broad range of insurance coverages, which management considers prudent for the protection of the Company's assets and operations. Some of these coverages are subject to varying retentions of risk by the Company. The casualty coverages currently include $2,000,000 primary commercial general liability and $1,000,000 primary automobile liability supported by $200,000,000 in umbrella insurance protection. The property policy provides insurance coverage for all of the Company's real and personal property, including California earthquake perils. The Company also carries $200,000,000 in aircraft liability protection.

The Company maintains workers' compensation insurance in accordance with laws of the various states and countries in which it has employees. The Company also currently has an environmental impairment liability ("EIL") insurance policy for certain of its landfills, transfer stations, and recycling facilities that provides coverage for property damages and/or bodily injuries to third parties caused by off-site pollution emanating from such landfills, transfer stations, or recycling facilities. This policy provides $5,000,000 of coverage per incident with a $10,000,000 aggregate limit.

To date, the Company has not experienced any difficulty in obtaining insurance. However, if the Company in the future is unable to obtain adequate insurance, or decides to operate without insurance, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect to the Company's financial condition, results of operations or cash flows. Additionally, continued availability of casualty and EIL insurance with sufficient limits at acceptable terms is an important aspect of obtaining revenue-producing waste service contracts.

6.  EARNINGS PER COMMON SHARE

Primary and fully dilutive earnings per common share amounts are calculated as follows for the periods indicated:

   For the six months ended June 30, 1997

     Primary - based on (i) net income plus the after-tax interest expense of approximately $5,033,000 on the Company's 4% convertible subordinated notes that are considered to be common stock equivalents based upon the yield test at the time of issuance, and (ii) the primary weighted average number of common and dilutive common equivalent shares outstanding of 215,338,000.

     Fully diluted - based on (i) net income plus (a) the after-tax interest expense of approximately $5,033,000 on the above mentioned 4% convertible subordinated notes, (b) the after-tax interest expense of approximately $2,030,000 on the Company's 4 1/2% convertible subordinated notes, and (c) the after-tax interest expense of approximately $1,710,000 on the Company's 5% convertible subordinated debentures, and (ii) the fully diluted weighted average number of common and dilutive common equivalent shares outstanding of 224,723,000.

   For the three months ended June 30, 1997

     Primary - based on (i) net income plus the after-tax interest expense of approximately $3,203,000 on the above mentioned 4% convertible subordinated notes, and (ii) the primary weighted average number of common and dilutive common equivalent shares outstanding of 223,928,000.

     Fully diluted - based on (i) net income plus (a) the after-tax interest expense of approximately $3,203,000 on the above mentioned 4% convertible subordinated notes, (b) the after-tax interest expense of approximately $1,015,000 on the Company's 4 1/2% convertible subordinated notes, and (c) the after-tax interest expense of approximately $860,000 on the Company's 5% convertible subordinated debentures, and (ii) the fully diluted weighted average number of common and dilutive common equivalent shares outstanding of 233,434,000.

   For the six months ended June 30, 1996

     Primary - based on net income and the primary weighted average number of common and dilutive common equivalent shares outstanding of 178,340,000.

     Fully diluted - antidilutive for the six months ended June 30, 1996, and therefore presented as equal to primary earnings per common share.

   For the three months ended June 30, 1996

     Primary - based on net income and the primary weighted average number of common and dilutive common equivalent shares outstanding of 182,072,000

     Fully diluted - antidilutive for the three months ended June 30, 1996, and therefore presented as equal to primary earnings per common share.

7.  NEW ACCOUNTING PRONOUNCEMENTS

In October 1996, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position No. 96-1, Environmental Remediation Liabilities ("SOP No. 96-1"). SOP No. 96-1 provides authoritative guidance on the recognition, measurement, display, and disclosure of environmental remediation liabilities. The adoption of SOP No. 96-1 did not have a material effect to the Company's financial position or results of operations.

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128"). SFAS No. 128 specifies the computation, presentation, and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion No. 15, Earnings Per Share. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share, which excludes the impact of common stock equivalents, replaces primary earnings per share. Diluted earnings per share, which utilizes the average market price per share as opposed to the greater of the average market price per share or ending market price per share when applying the treasury stock method in determining common stock equivalents, replaces fully diluted earnings per share. SFAS No. 128 is effective for both interim and annual periods ending after December 15, 1997. The following pro forma earnings per common share information assumes the Company adopted SFAS No. 128 in 1996 (in thousands, except per share amounts):

                                                Three Months Ended June 30,  Six Months Ended June 30,
                                                 -------------------------   -------------------------
                                                    1997          1996          1997          1996
                                                 -----------   -----------   -----------   -----------
Reported:
   Primary earnings per common share             $      0.40   $      0.03   $      0.70   $      0.22
   Primary weighted average number of common
      and common equivalent shares outstanding       223,928       182,072       215,338       178,340

   Fully diluted earnings per common share       $      0.40   $      0.03   $      0.69   $      0.22
   Fully diluted weighted average number of
      common and common equivalent
      shares outstanding                             233,434       182,072       224,723       178,340

Pro forma:
   Basic earnings per common share               $      0.43   $      0.03   $      0.73   $      0.23
   Basic weighted averages shares                    204,729       172,704       198,751       170,732

   Diluted earnings per common share             $      0.40   $      0.03   $      0.69   $      0.22
   Diluted weighted average shares                   232,951       183,175       224,362       178,891

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 is effective for both interim and annual periods beginning after December 15, 1997. Assuming the Company adopted SFAS No. 130 in 1996, comprehensive income would have been $87,351,000 and $145,243,000 for the three and six months ended June 30, 1997, respectively, and $4,923,000 and $38,582,000 for the three and six months ended June 30, 1996, respectively.

8.  SUBSEQUENT EVENTS

From July 1, 1997 through September 30, 1997, the Company acquired 62 collection businesses, six landfills, and seven transfer stations for approximately $108,977,000 in cash, $2,040,000 in liabilities incurred or debt assumed, and 1,365,000 shares of the Company's common stock. These acquisitions were accounted for as purchases.

The unaudited pro forma information set forth below assumes all 1997 acquisitions through September 30, 1997, accounted for as purchases, and all 1996 acquisitions accounted for as purchases occurred at the beginning of 1996. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time (in thousands, except per share amounts):

                                                                       Six Months Ended June 30,
                                                              -------------------------------------------
                                                                     1997                   1996
                                                              --------------------   --------------------
Operating revenues                                                    $ 1,441,787            $ 1,414,371
Net income                                                                160,578                 74,344
Primary earnings per common share                                            0.76                   0.40
Fully diluted earnings per common share                                      0.74                   0.40

In addition to the above described acquisitions, the Company consummated eight acquisitions accounted for as poolings of interests from July 1, 1997 through September 30, 1997, pursuant to which the Company issued 2,784,000 shares of its common stock. Periods prior to the date of consummation of the acquisitions were not restated to include the accounts and operations of the acquired companies as the combined results would not be materially different from the results as presented.

On August 7, 1997, the Company increased its senior revolving credit facility to $2,000,000,000 with the same general terms, covenants, and limitations as the $1,600,000,000 senior revolving credit facility that existed at June 30, 1997, discussed in Note 3. The $2,000,000,000 senior revolving credit facility is also available for up to $650,000,000 of standby letters of credit. Loans under this facility will bear interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.575% per annum (initially set at 0.2375%) with a facility fee not to exceed 0.30% per annum (initially set at 0.1125%). The Company will be required to pay an additional fee of 0.05% if average credit facility borrowings and letters of credit for any calendar quarter exceed 50% of total capacity.

During August 1997 and September 1997, the Company prepaid the holders of both privately placed senior note issuances with proceeds from its senior revolving credit facility. Interest on these privately placed senior notes ranged from 7.29% to 8.44%. In connection with this transaction, the Company was required to pay prepayment penalties of approximately $7,975,000 which will be accounted for as an extraordinary item in the third quarter of 1997.

On September 12, 1997, the Company issued $300,000,000 of 7% senior notes, due on October 1, 2004, and $300,000,000 of 7.125% senior notes, due on October 1, 2007 (the "Senior Notes"). The Senior Notes constitute senior and unsecured obligations of the Company, ranking equal in right of payment with all other senior and unsecured obligations of the Company, as defined. The Senior Notes are redeemable at the option of the Company at any time and from time to time at 100% of the principal amount of such notes, plus accrued interest. Deferred offering costs of approximately $4,125,000 were incurred and are being amortized ratably over the life of the Senior Notes. The proceeds were used to repay debt under the Company's revolving credit facility. In anticipation of this debt offering, the Company entered into interest rate locks on July 25, 1997, with various institutions as a hedging transaction to cover the future issuance of $600,000,000 of debt. The gain realized from this hedging transaction of approximately $5,632,000 will be amortized over the life of the Senior Notes using the effective interest method and will have the effect of reducing the all-inclusive interest rate to 6.90% on the 7% senior notes, due on October 1, 2004, and 7.06% on the 7.125% senior notes, due on October 1, 2007.

                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereto duly authorized.

                                       USA  WASTE SERVICES, INC.
                                       Registrant

November 12, 1997
-------------------                    BY:      /s/   Bruce E. Snyder
Date                                            -------------------------------
                                                Bruce E. Snyder
                                                Vice President and
                                                Chief Accounting Officer
                                                (Principal Accounting Officer)

                                INDEX TO EXHIBITS




Exhibit
Number                        Description of Document
------                        -----------------------
23.1                          Consent of Independent Accountants
